As filed with the Securities and Exchange Commission on ____, 2008

Registration No. 333-144504

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1 (Amended)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KAT Racing, Inc.
(Name of small business issuer in its charter)

Nevada	3711	20-1763307
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3227 Meade Ave., Suite 3A
Las Vegas, Nevada 89102
(702) 525-2024
(Address and telephone number of principal executive offices)

3227 Meade Ave., Suite 3A
Las Vegas, Nevada 89102
(702) 525-2024
(Address of principal place of business or intended principal place of business)

Michael Balabon
6260 S Rainbow Blvd. Suite 110
Las Vegas, Nevada 89118
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ] _____________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ] _________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ] _________________________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [   ]

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock Selling Shareholders 5,749,000 shares(1)	$287,450	$0.05(2)	$287,450	$8.82
Common Stock New Issue 2,000,000 shares(1)	$100,000	$0.05	$100,000	$3.84

(1)

Estimated solely for the purpose of calculating the registration fee under the Securities Act.

(2)

Represents the initial fixed price per share for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 (the "Act"). This is a bona fide estimate of the maximum offering price based, in part, on the last private sale of the Registrant's securities and calculations determined by management. If our shares are listed on the OTCBB®, the Registrant will file a post-effective Amendment to this registration statement to reflect that the shares offered hereby may be sold at prices relating to the prevailing market prices, at privately negotiated prices or through a combination of such methods, which may change from time to time and from offer to offer.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION – ________________, 2008

PROSPECTUS

7,749,000 Shares of Common Stock

Kat Racing, Inc.

KAT Racing is registering an aggregate of 5,749,000 shares of our common stock to be sold, from time-to-time, by one or more of the selling stockholders and 2,000,000 shares to be newly issued. The selling price of the newly issued shares is $0.05 per share.  The selling stockholders may only offer and sell, from time to time, common stock using this prospectus in transactions at a fixed offering price of $0.05 per share until a trading market develops in our common stock, at which time the selling stockholders may sell shares at prevailing market prices, which may vary, or at privately negotiated prices. The proceeds from the sale of the selling shareholder shares will go directly to the selling stockholders and will not be available to us. Prior to this offering, there has been no public market for our common stock.  The offering shall terminate on the earlier of: (i) the date when the sale of 2,000,000 newly issued shares is completed; or (ii) 365 days from the date of this prospectus.

We intend to secure listing of our Common Stock on the Over-The-Counter Bulletin Board ("OTCBB®"), which is maintained by the Financial Institutions National Regulatory Authority.  Until such time, if ever, that our Common Stock is listed on the OTCBB, or otherwise traded, the Shares sold by the Company may only be sold at an initial fixed price of $.05 per share.  If our shares are listed on the OTCBB we will file a post-effective amendment to this registration statement to reflect that the Shares offered hereby may be sold at prices relating to the prevailing market prices, at privately negotiated prices or through a combination of such methods, which may change from time to time and from offer to offer.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	1	$0.05	$0.00	$0.00
Selling Shareholders	5,749,000	$287,450	$0.00	$0.00
New Issue	2,000,000	$100,000	$0.00	$100,000

These securities involve a high degree of risk and immediate substantial dilution and should be purchased only by persons who can afford the loss of their entire investment. See "Risk Factors" beginning on page 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different information. The Shares are not being offered in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of such documents. The information in this prospectus is not complete and may be changed. This prospectus is included in the Registration Statement that was filed by us with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the Registration Statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.  This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

PROSPECTUS SUMMARY

Use of Names

Throughout this prospectus, the terms "we," "us," "our" “issuer” “registrant” “Kat” and "our company" refers to Kat Racing, Inc.

The Company

KAT Racing (KAT or the Company) was incorporated in the State of Nevada on December 5, 2005. KAT is a development stage company with a primary business objective of marketing and selling cost-effective and innovative off-road cars for any level of off-road enthusiast - from the highly skilled racer to the unsophisticated recreational driver. To date, we have only sold chassis and parts.  We have built one vehicle but have not yet sold it. We have not yet secured any expectation of regular substantive sales volume.  We have generated significant losses from operations in part because of this lack of sales volume. In order to continue as a going concern and achieve a profitable level of operations, we will need, among other things, additional capital resources and a consistent source of revenues.  Our ability to continue as a going concern is dependent upon our ability to successfully accomplish the business plan as described herein and attain profitable operations. The auditor who audited our financial statements has expressed considerable doubt as to our ability to continue as a going concern.

Our Facilities

Our corporate offices are located at 3227 Meade Ave., Suite 3A, Las Vegas, Nevada 89102. Our telephone number is 702-525-2024.  Our principal website may be found at www.katracing.net.

The Offering

The offering consists of shares offered by the selling stockholders and shares to be newly issued.  The selling stockholders are offering 5,749,000 shares, or 100%, of our issued and outstanding common stock as soon as practicable after this Registration Statement becomes effective. The new issue shares will be sold at $0.05 per share.  The selling shareholders will sell at a price of $0.05 per share until the shares are quoted on the OTC Bulletin Board or in another quotation medium and, thereafter, at prevailing market prices or privately negotiated prices. There is no public market for our common stock. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. We have not identified or approached any broker/dealers with regard to assisting us to apply for such listing. We are unable to estimate when we expect to undertake this endeavor. In the absence of being listed, no market is available for investors in our common stock to sell their shares. We cannot guarantee that a meaningful trading market will develop.

The offering price of $0.05 for the common stock being registered for hereby is what the selling shareholders had paid for their shares.

The proceeds of the selling shareholder offering will go directly to the selling stockholders. None of those proceeds will be available to KAT Racing. Only proceeds from the new issue shares will be available to KAT Racing.

Our Transfer Agent is Pacific Stock Transfer Company, 500 E. Warm Springs, Suite 240, Las Vegas, Nevada 89119, telephone number (702) 361-3033.

We will pay all costs and expenses relating to the registration of its common stock, but the selling stockholders will be responsible for any related commissions, taxes, attorney's fees and related charges in connection with the offer and sale of the shares. The selling stockholders may sell their common stock through one or more broker/dealers, and such broker/dealers may receive compensation in the form of commissions. Those costs must be paid by the selling shareholders.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists. Please refer to "Risk Factors" on page 8 and section entitled "Dilution" before making an investment in this stock.

Summary Financial Information

The following summary financial information is derived from the more detailed audited financial statements and the notes to those statements appearing at the back of this prospectus. You should read those financial statements and notes for a further explanation of the financial data summarized below.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Statements of Operations Data

			From Inception
			on December 5,
	For the Years Ended		2005 Through
	September 30,		September 30,
	2007	2006	2007

REVENUES	$25,856	$-	$25,856
COST OF SALES	19,500	-	19,500
GROSS MARGIN	6,356	-	6,356

OPERATING EXPENSES

General and administrative	30,672	14,120	44,792

Total Operating Expenses	30,672	14,120	44,792

NET LOSS	$(24,316)	$(14,120)	$(38,436)

BASIC LOSS PER SHARE	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	5,749,000	4,277,054

Balance Sheets Data

	September 30,	September 30,	March 31,
	2007	2006	2008

CURRENT ASSETS			56

Cash	$394	$46,110	$2,852
Inventory	76,920	45,520	$76,920

Total Current Assets	77,314	91,630	79,772

TOTAL ASSETS	$77,314	$91,630	$79,772

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Advances payable-related party	$10,000	$-	$10,000

Total Current Liabilities	$10,000	$-	$13,418

STOCKHOLDERS' EQUITY

Preferred stock: $0.001 par value;
5,000,000 shares authorized, -0- and
-0- shares issued and outstanding, respectively	-	-	-
Common stock: $0.001 par value;
70,000,000 shares authorized, 5,749,000
shares issued and outstanding	5,749	5,749	5,749
Additional paid-in capital	100,021	100,021	100,021
Deficit accumulated during the development stage	(38,436)	(14,120)	(39,396)

Total Stockholders' Equity	67,314	91,630	66,354

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY	$77,314	$91,630	$79,772

RISK FACTORS

You should carefully consider the risks and uncertainties described below before you decide to buy our securities. While these are all known material risks and uncertainties we face, you should know that they are not the only ones facing us. If any of the following risks actually occurs, our business, financial condition or results of operations would likely suffer. In these circumstances, the value of our Securities could decline, and you could lose all or part of the money you paid to buy our securities. An investment in the securities offered hereby involves a very high degree of risk and should not be made by persons who cannot afford the loss of their entire investment. The following factors, in addition to those discussed elsewhere in this document, should be considered carefully in evaluating the Company and its business. The order of presentation of each risk factor is not indicative of the relative importance of such factor.

Investment in the securities offered hereby involves a high degree of risk and is suitable only for investors of substantial financial means who have no need for immediate liquidity in their investments and who can afford to lose their entire investment. Prospective investors should carefully consider the following risk factors:

FORWARD LOOKING STATEMENTS

ALL FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE DEEMED BY THE COMPANY TO BE COVERED BY, AND TO QUALIFY FOR, THE SAFE HARBOR PROTECTION PROVIDED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (THE “1995 ACT”). INVESTORS AND PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT SEVERAL FACTORS GOVERN WHETHER ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN WILL, OR CAN BE, ACHIEVED. ANY ONE OF THOSE FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED HEREIN.

THESE FORWARD-LOOKING STATEMENTS INCLUDE PLANS AND OBJECTIVES OF MANAGEMENT FOR FUTURE OPERATIONS, INCLUDING PLANS AND OBJECTIVES RELATING TO THE PRODUCTS AND THE FUTURE ECONOMIC PERFORMANCE OF THE COMPANY. ASSUMPTIONS RELATING TO THE FOREGOING INVOLVE JUDGMENTS WITH RESPECT TO, AMONG OTHER THINGS, FUTURE ECONOMIC, COMPETITIVE AND MARKET CONDITIONS, FUTURE BUSINESS DECISIONS, AND THE TIME AND MONEY REQUIRED TO SUCCESSFULLY COMPLETE DEVELOPMENT PROJECTS, ALL OF WHICH ARE DIFFICULT OR IMPOSSIBLE TO PREDICT ACCURATELY, AND MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY. ALTHOUGH THE COMPANY BELIEVES THAT THE ASSUMPTIONS UNDERLYING THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE REASONABLE, ANY OF THOSE ASSUMPTIONS COULD PROVE INACCURATE AND, THEREFORE, THERE CAN BE NO ASSURANCE THAT THE RESULTS CONTEMPLATED IN ANY OF THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN WILL BE REALIZED. BASED ON ACTUAL EXPERIENCE AND BUSINESS DEVELOPMENTS, THE IMPACT OF WHICH MAY CAUSE THE COMPANY TO ALTER ITS MARKETING, CAPITAL EXPENDITURE PLANS OR OTHER BUDGETS, WHICH MAY IN TURN AFFECT THE COMPANY’S RESULTS OF OPERATIONS IN LIGHT OF THE SIGNIFICANT UNCERTAINTIES INHERENT IN THE FORWARD-LOOKING STATEMENTS INCLUDED HEREIN. THE INCLUSION OF ANY SUCH STATEMENT SHOULD NOT BE REGARDED AS A REPRESENTATION BY THE COMPANY OR ANY OTHER PERSON THAT THE OBJECTIVES OR PLANS OF THE COMPANY WILL BE ACHIEVED.

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

PARTICIPATION IS SUBJECT TO RISKS OF INVESTING IN MICRO CAPITALIZATION COMPANIES

KAT believes that certain micro capitalization companies have significant potential for growth, although such companies generally have limited product lines, markets, market shares and financial resources. The securities of such companies, if traded in the public market, may trade less frequently and in more limited volume than those of more established companies. Additionally, in recent years, the stock market has experienced a high degree of price and volume volatility for the securities of micro capitalization companies. In particular, micro capitalization companies that trade in the over-the-counter markets have experienced wide price fluctuations not necessarily related to the operating performance of such companies.

COMPLIANCE WITH FEDERAL, STATE AND LOCAL GOVERNMENT REGULATIONS EFFECTING PRODUCTION

We are subject to direct regulation by the Department of Transportation, Environmental Protection Agency and Federal Trade Commission as well as other local, state and federal agencies. Compliance with the regulations established by these agencies is very costly and affects our manufacturing process. Any changes in the laws or regulations imposed on us by these agencies could significantly increase our production costs and could have a very negative effect on our business.

CONSUMER DISCRETIONARY SPENDING MAY EFFECT PURCHASES

Purchases of recreational vehicles, such as our off-road vehicles are considered discretionary for consumers. Our success will therefore be influenced by a number of economic factors affecting discretionary consumer spending, such as employment levels, business conditions, interest rates, petroleum prices, and taxation rates, all of which are not under our control. Adverse economic changes affecting these factors may restrict consumer spending and thereby adversely affect our growth and profitability.

RISK OF VEHICLE DEFECTS

Our vehicles may have unanticipated defects which could require us to recall them. A product recall could delay or even halt production until we are able to correct any such defects. Recalls may also have a materially negative effect on our brand image and public perception of our vehicles and any other products we develop and thereby adversely effect our future sales .Such recalls or other defects would also require substantial expenditures to correct.

LIABILITIES ASSOCIATED WITH OUR VEHICLES

Given the nature of our products, we expect that we will be subject to potential product liability claims that could, in the absence of sufficient insurance coverage, have a material adverse impact on our business. Although we intend to obtain adequate insurance coverage prior to commencing substantive operations, there can be no assurance that we will be able to secure or maintain adequate liability insurance to cover all product liability claims. As a new market entrant, any large product liability suits occurring early in our marketing efforts may significantly adversely affect our ability to market our vehicles.

ENVIRONMENTAL RISK ASSOCIATED WITH PRODUCTION LIABILITIES

Our business operations and facilities, particularly those of our affiliate KAT METAL WORX, INC., are subject to a number of federal, state and local environmental laws and regulations. Although we believe that our operations and facilities are in material compliance with such laws and regulations, the risk of environmental liabilities cannot be completely eliminated. There can be no assurance that future changes in such laws, regulations or the nature of our operations will not require us to make significant additional capital expenditures to ensure compliance in the future. Our failure to comply with environmental laws could result in the termination of our operations, impositions of fines, or liabilities in excess of our capital resources. We do not maintain environmental liability insurance, and if we are required to pay the expenses related to any environmental liabilities, such expenses could have a material adverse effect on our operations.

RISKS OF NON-APPROVAL FROM, ENVIRONMENTAL PROTECTION AGENCY, DEPARTMENT OF TRANSPORTATION, STATE AND LOCAL AGENCIES

We may be required to obtain approvals and make certifications regarding compliance with federal, state and local regulations regarding the noise, emissions and safety characteristics of our vehicles. In addition, our affiliate's manufacturing facility may be required to comply with environmental and safety standards. The potential delays and costs that could result from obtaining such regulatory approvals and complying with, or failing to comply with, such regulations could result in delays in vehicle assembly and adversely affect operating results.

RISK OF NOT BEING ABLE TO COMPETE WITH LARGER COMPANIES

The market for the type of vehicles we manufacture is extremely competitive and we expect that competition will increase in the future. Our competitors include many large companies that have substantially greater market presence and financial resources than we do.

We believe that our ability to compete successfully depends on a number of factors including:

1.

design of high performance and quality vehicles;

2.

market presence;

3.

timely delivery of our vehicles;

4.

competitive pricing policies;

5.

the timing and introduction of our products and services into the market; and

6.

our ability to keep up with existing and emerging industry trends.

Current or increased competition may either prevent us from entering or maintaining a place in the vehicle manufacturing market. We cannot guarantee that we will have the financial resources or marketing and manufacturing capabilities to compete successfully. If we cannot successfully compete, we probably will be forced to terminate our operations. See "Business Competition".

DEPENDENCE ON VEHICLE PARTS AND MATERIALS SUPPLIERS

We rely on third party suppliers to produce the parts and materials we use to manufacture our vehicles. If our suppliers are unable or unwilling to provide us with the parts and supplies, we will be unable to produce our vehicles. We cannot guarantee that we will be able to purchase the parts we need at reasonable prices or in a timely fashion. If we are unable to purchase the supplies and parts we need to manufacture our vehicles, we will experience severe production problems, which may possibly result in the termination of our operations.

RISKS ASSOCIATED WITH NOT KEEPING OUR PRODUCTS AND TECHNOLOGY CURRENT AND COMPETITIVE

Our success depends on our ability to develop innovative competitive vehicles that meet changing customer demands. The off-road racing industry is subject to rapidly changing technology and emerging competition. We cannot assure you that we will be able to successfully identify new opportunities and develop and bring new products to market in a timely manner, nor can we guarantee you that products developed by our competitors will not make our products non-competitive or obsolete. Also, we cannot assure you that we will have the capital resources or the ability to implement any new technology.

RISK ASSOCIATED WITH MARKET ACCEPTANCE OF OUR PRODUCT LINE

Our success depends on whether or not our products are accepted in the market. You should be aware that development stage companies introducing new products into the market are subject to a high level of uncertainty and risk. Because the market for our vehicles is new and evolving we cannot predict the size and future growth rate, if any, of the market. We cannot assure you that the market for our vehicles will develop or that demand for our vehicles will emerge or become economically sustainable. Market acceptance of our products depends on our ability to establish a brand image and a reputation for high quality, which will differentiate our brand of products from our competitors. There can be no assurance that our products will be perceived as being of high quality and differentiated from such other products, or that we will be successful in establishing our intended brand image. In addition, our management team has no experience manufacturing or marketing vehicles on a large scale. Our management's lack of experience could result in the failure of our ability to sell our vehicles.

RELIANCE UPON KEY PERSONNEL AND NECESSITY OF ADDITIONAL PERSONNEL

KAT is largely dependent upon the personal efforts and abilities of existing management, especially Kenny Thatcher (President) and Julie Bauman (Secretary). The success of KAT will also be largely dependent upon the ability of KAT to continue to attract quality management and employees to help operate KAT as its operations may grow.

PROCEEDS OF SALE WILL NOT GO TO THE COMPANY

None the net proceeds of this Offering will be available to the Company. Given the considerable doubt expressed by our auditors as to our ability to continue as a going concern, we are likely to require additional capital in the near future.  The sale of the securities as registered hereby will not result in additional capital for use by the Company.  We will need to secure additional financial resources or we will be forced to shut down.

TRANSFERABILITY RESTRICTIONS

Transfer restrictions may apply to all or some of the shares within this offering. Legal advice should be sought before any investment is made.

ARBITRARY OFFERING PRICE

The offering price of $0.05 per share of common stock was arbitrarily determined by KAT and is unrelated to specific investment criteria, such as the assets or past results of KAT's operations. In determining the Offering price, KAT considered such factors as the prospects, if any, of similar companies, the previous experience of management, KAT's anticipated results of operations, and the likelihood of acceptance of this Offering. Please review any financial or other information contained in this offering with qualified persons to determine its suitability as an investment before purchasing any shares in this offering.  Primarily, we relied on the price at which the securities most recently sold.  The Selling Shareholders purchased these shares at $0.05 per share.  Unless an active trading market develops, and subsequent purchasers are will to purchase these shares at prices greater than $0.05 per share these Selling Shareholders are likely to sustain a loss on their investment.  Anyone purchasing these shares from Selling Shareholders cannot be assured that even purchases prices substantially less than $0.05 per share; they too will not sustain a loss.

COMPLIANCE WITH FEDERAL AND STATE SECURITIES LAWS

This Offering has not been registered under the Act in reliance upon an exemption provided therein. Further, the securities will be sold pursuant to exemptions from registration in the various states in which they are being offered. There can be no assurance that the Offering presently qualifies or will continue to qualify under such exemptions due to, among other things, the adequacy or accuracy of disclosure concerning KAT and its business made in connection with the applicable securities laws or regulations. However, KAT does not believe this Offering presently is or will be in violation of any such laws or regulations. If and to the extent suits for rescission are brought and successfully concluded for failure to register the securities, assets of KAT could be adversely affected, thus jeopardizing the ability of KAT to operate successfully. Further, the expenditure of KAT's capital in defending an action by investors or by federal or state authorities, even where KAT is ultimately successful, could have a material adverse effect on KAT's business prospects.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF KAT FAILS TO COMMENCE ITS BUSINESS PLAN.

KAT Racing was formed in December 2005. KAT has no demonstrable operations record, on which you can evaluate the business and its prospects. To date, we have generated only nominal revenues and may incur losses in the foreseeable future. KAT's prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. These risks include, without limitation, competition, the absence of ongoing revenue streams, inexperienced management and lack of brand recognition. KAT cannot guarantee that it will be successful in accomplishing its objectives. If we fail to implement and create a base of operations for our business, we may be forced to cease operations, in which case investors may lose their entire investment.

THE OFFICERS AND DIRECTORS HAVE NO EXPERIENCE MANAGING A PUBLIC COMPANY. AS A RESULT, WE MAY BE UNABLE TO DEVELOP OUR BUSINESS AND MANAGE OUR PUBLIC REPORTING REQUIREMENTS.

Our operations primarily depend on the efforts of our officers and directors. They have no experience related to public company management or as a principal accounting or principal financial officer. Additionally, neither of the officers nor directors have any career experience related to this type of business with the exception of one who is a metal fabricator (KAT METAL WORX, INC.). Because of these factors, we may be unable to develop and implement our business and manage our public reporting requirements. We cannot guarantee you that we will overcome any such obstacles.

INVESTORS HAVE LIMITED CONTROL OVER DECISION-MAKING BECAUSE OUR OFFICERS AND DIRECTORS CONTROL A SUBSTANTIAL PORTION OF OUR ISSUED AND OUTSTANDING COMMON STOCK.

Our officers and directors own a substantial portion of our outstanding common stock. As a result, these stockholders could exercise substantial control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we enter into transactions, which require stockholder approval. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director, which could make it more difficult for a third party to gain control of our Board of Directors. This concentration of ownership further limits the power to exercise control by the minority shareholders.

WE MAY BE UNABLE TO GENERATE SALES WITHOUT SALES, MARKETING OR DISTRIBUTION CAPABILITIES.

We have not substantially commenced our planned operations and do not have any sales, marketing or distribution capabilities. We cannot guarantee that we will be able to develop a sales and marketing plan or to develop an effective chain of distribution. In the event we are unable to successfully implement these objectives, we may be unable to generate sales and operate as a going concern.

IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING, WE MAY BE FORCED TO GO OUT OF BUSINESS.

We have limited capital resources. To date, we have generated only nominal revenues. Unless we begin to generate sufficient revenues from our proposed off-road vehicle business to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to go out of business if additional financing is not available. We have no intention of liquidating. In the event our cash resources are insufficient to continue operations, we intend to raise additional capital through offerings and sales of equity or debt securities. In the event we are unable to raise sufficient funds, we will be forced to go out of business and will be forced to liquidate. A possibility of such outcome presents a risk of complete loss of investment in our common stock.

IF WE ARE UNABLE TO CONTINUE AS A GOING CONCERN, INVESTORS MAY FACE A COMPLETE LOSS OF THEIR INVESTMENT.

KAT Racing has yet to commence its planned operations. As of the date of this Prospectus, KAT has had only limited start-up operations and generated no significant revenues. Taking these facts into account, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors' report to the financial statements included in the registration statement, of which this prospectus is a part. If KAT's business fails, the investors in this offering may face a complete loss of their investment.

FUTURE ADDITIONAL ISSUANCES OF SHARES OF OUR COMMON STOCK MAY CAUSE INVESTORS TO BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION

We are authorized to issue up to 95,000,000 shares of common stock. Presently, there are 5,749,000 shares of common stock issued and outstanding as of the date of this prospectus. In the event we require additional capital, we may need to issue shares of our common stock in exchange for cash to continue as a going concern. There are no formal or informal agreements to attain such financing. We cannot assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms. Any such future additional issuances of our stock will increase outstanding shares and dilute stockholders' interests.

COMPETITIVE PRESSURES FROM COMPETITORS WITH MORE RESOURCES MAY CAUSE US TO FAIL TO IMPLEMENT OUR BUSINESS MODEL.

KAT Racing is entering the off-road vehicle business, which is a highly competitive market segment with relatively low barriers to entry. Our expected competitors include larger and more established companies. Generally, our actual and potential competitors have longer operating histories, significantly greater financial and marketing resources, as well as greater name recognition. Therefore, many of these competitors may be able to devote greater resources than KAT to sales and marketing efforts, expanding their chain of distribution and hiring and retaining key employees. There can be no assurance that our current or potential competitors will not develop or offer comparable or superior products to those expected to be offered by us. Increased competition could result in lower than expected operating margins or loss of market share, any of which would materially and adversely affect our business, results of operation and financial condition.

WE MAY BE UNABLE TO OBTAIN SUFFICIENT QUANTITIES OF QUALITY MERCHANDISE ON ACCEPTABLE COMMERCIAL TERMS BECAUSE WE DO NOT HAVE LONG-TERM DISTRIBUTION AND MANUFACTURING AGREEMENTS.

We intend to rely primarily on product manufacturers and third-party distributors to supply the materials required to produce our vehicles. Our business would be seriously harmed if we were unable to develop and maintain relationships with suppliers and distributors that allow us to obtain sufficient quantities of quality merchandise on acceptable terms. Additionally, we may be unable to establish alternative sources of supply for our products to ensure delivery of merchandise in a timely and efficient manner or on terms acceptable to us. If we cannot obtain and stock our products at acceptable prices and on a timely basis, we may lose sales and our potential customers may take their purchases elsewhere.

OUR REVENUE AND GROSS MARGIN COULD SUFFER IF WE FAIL TO MANAGE OUR INVENTORY PROPERLY.

Our business depends on our ability to anticipate our needs for products and our as yet unidentified supplier's ability to deliver sufficient quantities of products at reasonable prices on a timely basis. Given that we are in the development stage we may be unable to accurately anticipate demand and manage inventory levels that could seriously harm us. If predicted demand is substantially greater than consumer purchases, there will be excess inventory. In order to secure inventory, we may make advance payments to suppliers, or we may enter into non-cancelable commitments with vendors. If we fail to anticipate customer demand properly, a temporary oversupply could result in excess or obsolete inventory, which could adversely affect our gross margin.

FAILURE BY US TO RESPOND TO CHANGES IN CONSUMER PREFERENCES COULD RESULT IN LACK OF SALES REVENUES AND MAY FORCE US OUT OF BUSINESS.

Any change in the preferences of our potential customers that we fail to anticipate could reduce the demand for the off-road vehicles and off-road vehicle-related merchandise we intend to sell. Decisions about our focus and the specific products we plan to offer will often be made in advance of entering the marketplace. Failure to anticipate and respond to changes in consumer preferences and demands could lead to, among other things, customer dissatisfaction, failure to attract demand for our proposed products and lower profit margins.

WE MAY LOSE OUR OFFICERS AND DIRECTORS WITHOUT EMPLOYMENT AGREEMENTS.

Our operations depend substantially on the skills and experience of our officers and directors. We have no other full- or part-time employees. Furthermore, we do not maintain "key man" life insurance on this individual. Without an employment contract, we may lose our sole officer and director to other pursuits without a sufficient warning and, consequently, go out of business.

Our officers and directors are involved in other business activities and they may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, they may face a conflict in selecting between KAT and other business interests. We believe that they will not consider entering a similar line of business as we conduct; however, there can be no assurance of this. KAT has not formulated a policy for the resolution of such conflicts.

CERTAIN NEVADA CORPORATION LAW PROVISIONS COULD PREVENT A POTENTIAL TAKEOVER, WHICH COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

We are incorporated in the State of Nevada. Certain provisions of Nevada corporation law could adversely affect the market price of our common stock. Because Nevada corporation law requires board approval of a transaction involving a change in our control, it would be more difficult for someone to acquire control of us. Nevada corporate law also discourages proxy contests making it more difficult for you and other shareholders to elect directors other than the candidate or candidates nominated by our board of directors.

THE COSTS AND EXPENSES OF SEC REPORTING AND COMPLIANCE MAY INHIBIT OUR OPERATIONS.

After the effectiveness of this registration statement, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. The costs of complying with such requirements may be substantial. In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit out ability to continue our operations.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES IN OUR COMPANY BECAUSE THERE IS NO PUBLIC MARKET FOR OUR STOCK.

There is no public market for our common stock making the current and potential market for our common stock limited. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. We have not identified or approached any broker/dealers with regard to assisting us apply for such listing. We are unable to estimate when we expect to undertake this endeavor. In the absence of being listed, no market is available for investors in our common stock to sell their shares. We cannot guarantee that a meaningful trading market will develop. If our stock ever becomes tradable, of which we cannot guarantee success, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of our stock.

INVESTORS MAY HAVE DIFFICULTY LIQUIDATING THEIR INVESTMENT BECAUSE KAT STOCK IS SUBJECT TO PENNY STOCK REGULATION.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, customers in Company securities may find it difficult to sell their securities, if at all.

SOME OF OUR ISSUED AND OUTSTANDING COMMON SHARES ARE RESTRICTED UNDER RULE 144 OF THE SECURITIES ACT, AS AMENDED. WHEN THE RESTRICTION ON THESE SHARES IS LIFTED, AND THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF OUR COMMON STOCK COULD BE ADVERSELY AFFECTED.

Some of the presently outstanding shares of common stock, aggregating 5,749,000 shares of common stock, are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided we are current in our reporting obligations under the Exchange Act) subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. We currently have two shareholders who each own 34.79% of the issued shares, and together own a significant majority of the restricted shares, to wit, 69.58% of the aggregate shares of common stock. Thus, sales of shares by these individuals, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of our common stock in any market that might develop.

USE OF PROCEEDS

Some of the shares being registered in this registration statement are issued and outstanding and held by the selling shareholders. The selling security holders will receive the net proceeds from the sale of their shares. We will not receive any of the proceeds from the sale of these shares, although we have agreed to pay the expenses related to the registration of such shares.

An additional 2,000,000 shares are being sold by the company.   100% of these proceeds will go to the company under the following use of proceeds.

The net proceeds will be uses as follows:

Website Development	$15,000
Internet	$1,500
Marketing and advertising	$21,500
Legal and accounting	$15,000
Product Development	$37,000
General Operations	$10,000

TOTAL	$100,000

DETERMINATION OF OFFERING PRICE

As there is no public market for our shares, we used the price of $0.05 per share, which is what the selling shareholders had paid for their shares, as the benchmark-offering price. No other factors than what the selling shareholders paid for their shares were used to determine the offering price per share of this offering. The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. The selling shareholders will sell at a price of $0.05 per share until the shares are quoted on the OTC Bulletin Board; or in another quotation medium and, thereafter, at prevailing market prices or at privately negotiated prices. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. We have not identified or approached any broker/dealers with regard to assisting us apply for such listing.

DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. Our net book value on March 31, 2008 was $66,354. Assuming all 2,000,000 shares offered are sold, and in effect Kat receive the maximum estimated proceeds of this offering from shareholders, Kat net book value will be approximately $0.021 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.029 per share while the Kat present stockholder will receive an increase of $0.010 per share in the net tangible book value of the shares that he holds. This will result in a 58.00%% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchaser of the common stock in this offering for both maximum proceeds as summarized above and minimum proceeds.

MAXIMUM
Offering Price Per Share	$0.05
Net tangible book value before Offering (Per Share)	-$0.011
Net tangible book value after Offering (Per Share)	$0.021
Increase per share attributable to New Stockholders	$0.010
Dilution in Offering Price based upon New BVPS	$0.029
Dilution as percentage of purchase price	58.00%
Percent Owned by Founders with Maximum Offering:	70.37%

Percent Owned by prospective subscribers with Max. Offering:	29.63%

Selling Security Holders

The following table sets forth (i) the number of outstanding shares, beneficially owned by the selling stockholders prior to the offering; (ii) the aggregate number of shares offered by each such stockholder pursuant to this prospectus; and (iii) the amount and the percentage of the class to be owned by such security holder after the offering is complete:

Name	Number of Shares Owned Pre-Offering	Number of Shares offered	Number of Shares owned Post Offering	Percentage of Shares Owned Post Offering
Terry R. Adler	6,000	6,000	0	0.00%
Ashley Wood*, custodian for James Wood	6,000	6,000	0	0.00%
Bob Sateren	20,000	20,000	0	0.00%
B and Z Consulting, Inc.(1)	300,000	300,000	0	0.00%
Lesa Bodnar	5,000	5,000	0	0.00%
Braelynn L and Trust LLC(2)	6,000	6,000	0	0.00%
Colin Fidler	200,000	200,000	0	0.00%
Steve Goldstein	10,000	10,000	0	0.00%
John and Jennifer Hajewski	50,000	50,000	0	0.00%
George Hale	6,000	6,000	0	0.00%
Krystal Kim Han	40,000	40,000	0	0.00%
Helga Huget	50,000	50,000	0	0.00%
Robert Huget	50,000	50,000	0	0.00%
L. Richard Springer* Family Trust	20,000	20,000	0	0.00%
Henry Liou	100,000	100,000	0	0.00%
Peter Matos	50,000	50,000	0	0.00%
Shirley McKnight	10,000	10,000	0	0.00%
James Painter	20,000	20,000	0	0.00%
Kenny Thatcher	400,000	400,000	0	0.00%
Gerald F. Williams	4,000	4,000	0	0.00%
Michael Wood	6,000	6,000	0	0.00%
Joseph Yakubik	10,000	10,000	0	0.00%
Robert Zuliani	80,000	80,000	0	0.00%
Michael Zuliani	2,000,000	2,000,000	0	0.00%
Julie Bauman	2,000,000	2,000,000	0	0.00%
Todd Bauman SEP	200,000	200,000	0	0.00%
Bauman 1994 Trust	100,000	100,000	0	0.00%
Total Number of Shareholders (25)	5,749,000	5,749,000	0	0.00%

In and around 2006, we sold approximately 5,749,000 shares of our common stock to the twenty-seven aforementioned shareholders. The shares were issued at a price of $0.05 per share for total cash in the amount of $287,450. The shares bear a restrictive transfer legend. These transactions (a) involved no general solicitation, (b) involved less than thirty-five non-accredited purchasers and (c) relied on a detailed disclosure document to communicate to the investors all material facts about KAT Racing, including an audited balance sheet and reviewed statements of income, changes in stockholders' equity and cash flows.

None of the selling stockholders has been affiliated with KAT Racing in any capacity in the past three years.  None of the selling stockholders is a broker/dealer or an affiliate of a broker/dealer.

Notes:

This chart assumes the sale of all 5,749,000 offered in this prospectus.

* An asterisk identifies the individual(s) who have voting and dispositive power over the entity identified.

(1) Mike Zuliani has voting and dispositive power over B & Z Consulting.

(2) Joe Yakubik has voting and dispositive power over Braelynn Land Trust LLC.

Shareholder relationships to other shareholders and to management are as follows:

Name of Investor	Relationship to other Shareholders	Relationship To Registrant
Terry Adler	Maternal Uncle to Todd Bauman	No Relation
Ashley Wood	No Relation	No Relation
B & Z Consulting	Mike Zuliani is 60% Owner of B &Z Consulting	Control Shareholder
Todd Bauman, SEP	Spouse to Julie Bauman	Spouse to Julie Bauman
Nephew To Terry Adler
Bauman 1994 Trust	Parents of Todd Bauman	Julie Bauman Daughter-in-Law
Lesa Bodnar	Mike Zuliani's Sister-N-Law	Mike Zuliani's Sister-N-Law
Braelynn Land Trust	Daughter Of Joe Yakubik	No Relation
Colin Fidler	No Relation	No Relation
Steve Goldstein	No Relation	No Relation
John & Jenna Hajewski	No Relation	No Relation
George Hale	No Relation	No Relation
Krystal Han	No Relation	No Relation
Helga Huget	Mother To Robert Huget	No Relation
Robert Huget	Son To Helga Huget	No Relation
Richard Springer	Husband To Shirley Mcknight	No Relation
Henry Liou	No Relation	No Relation
Peter Matos	Son-In-Law To Helga Huget	No Relation
Shirley Mcknight	Wife To Richard Springer	No Relation
James Painter	No Relation	No Relation
Julie Bauman	Spouse To Todd Bauman	Officer and Director of Registrant.
Daughter-In-Law To Bauman 1994 Trust
Bob Sateren	No Relation	No Relation
Kenny Thatcher	No Relation	Officer of Registrant
Gerald Williams	No Relation	No Relation
Michael Wood	No Relation	No Relation
Joseph Yakubik	Father To Ashley Wood	No Relation
Robert Zuliani	Father To Michael Zuliani	Father To Michael Zuliani
Michael Zuliani	Son To Robert Zuliani	Control Shareholder

PLAN OF DISTRIBUTION

There is no public market for our common stock. Our common stock is currently held amongst a small community of shareholders. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. We have not identified or approached any broker/dealers with regard to assisting us apply for such listing. We are unable to estimate when we expect to undertake this endeavor. In the absence of being listed, no market is available for investors in our common stock to sell their shares. We cannot guarantee that a meaningful trading market will develop.

If the stock ever becomes tradable, the trading price of KAT's common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond KAT's control. As a result, investors may be unable to sell their shares at or greater than the price they are being offered at.

The selling stockholders may offer their shares at various times in one or more of the following transactions:

1.

In the over-the-counter market;

2.

On any exchange, which the shares may hereafter be listed;

3.

In negotiated transactions other than on such exchanges;

4.

By pledge to secure debts and other obligations;

5.

In connection with the writing of non-traded and exchange-traded call options, in hedge transactions, in covering previously established short positions and in settlement of other transactions in standardized or over-the-counter options; or

6.

In a combination of any of the above transactions.

The selling stockholders may only offer and sell, from time to time, common stock using this prospectus in transactions at a fixed offering price of $0.05 per share until a trading market develops in our common stock, at which time the selling stockholders may sell shares at market prices, which may vary, or at negotiated prices. The selling stockholders may use broker/dealers to sell their shares. The broker/dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares.

The selling stockholders may transfer the shares by means of gifts, donations and contributions. This prospectus may be used by the recipients of such gifts, donations and contributions to offer and sell the shares received by them, directly or through brokers, dealers or agents and in private or public transactions; however, if sales pursuant to this prospectus by any such recipient could exceed 500 shares, than a prospectus supplement would need to be filed pursuant to Section 424(b)(3) of the Securities Act to identify the recipient as a Selling Stockholder and disclose any other relevant information. We will include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Such prospectus supplement would be required to be delivered, together with this prospectus, to any purchaser of such shares.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which KAT and the selling stockholders have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available.

Some of the selling stockholders may be eligible and may elect to sell some or all of their shares pursuant to additional exemptions to the registration requirements of the Securities Act, including but not limited to, Rule 144 promulgated under the Securities Act, rather than pursuant to this Registration Statement.

Under certain circumstances the selling stockholders and any broker/dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of the Securities Act. Any commissions received by such broker/dealers and any profits realized on the sale of shares by them may be considered underwriting discounts and commissions under the Securities Act. The selling stockholders may agree to indemnify such broker/dealers against certain liabilities, including liabilities under the Securities Act.

The selling stockholders will also be subject to applicable provisions of the Exchange Act and regulations under the Exchange Act, which may limit the timing of purchases and sales of the shares by the selling stockholders. Furthermore, under Regulation M under the Exchange Act, any person engaged in the distribution or the sale of shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. All of the above may affect the marketability of the securities and the availability of any person or entity to engage in market-making activities with respect to our common stock.

The selling stockholders will pay all commissions, transfer fees, and other expenses associated with the sale of securities by them. The shares offered hereby are being registered by us, and we have paid the expenses of the preparation of this prospectus. We have not made any underwriting arrangements with respect to the sale of shares offered hereby.

We do not intend to engage in any distribution efforts on behalf of any of the holders of our common stock other than providing for registration of the securities registered for sale with the U.S. Securities and Exchange Commission.

Each of the selling stockholders is acting independently of us in making decisions with respect to the timing, manner and size of each with the distribution of the shares. The selling stockholders may only offer and sell common stock using this prospectus in transactions at a fixed offering price of $0.05 per share until a trading market develops in our common stock, at which time the selling stockholders may sell shares at market prices, which may vary, or at negotiated prices. There is no assurance, therefore, that the selling stockholders will sell any or all of the shares. In connection with the offer and sale of the shares, we have agreed to make available to the selling stockholders copies of this prospectus and any applicable prospectus supplement and have informed the selling stockholders of the need to deliver copies of this prospectus and any applicable prospectus supplement to purchasers at or prior to the time of any sale of the shares offered hereby. Our private investors held no influence on the decision to become a public reporting company.

There is no current market for our shares

There is currently no market for our shares. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.  The shares you purchase are not traded or listed on any exchange. We intend to have our common stock quoted on the OTC Bulletin Boardｮ. However, there is no assurance that we will be successful in finding a market maker who will be successful at having our shares quoted. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved.  The OTC Bulletin Boardｮ is maintained by the National Association of Securities Dealers (the NASD, now known as the Financial Industry Regulatory Authority (FINRA)). The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Bulletin Board®, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a Penny stock. A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or Accredited investor (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of our shares and impede the sale of our shares in the secondary market, assuming one develops.  We  may sell some or all of our shares at a fixed price of $0.05 per share until our shares are quoted on the OTC Bulletin Boardｮ and thereafter at prevailing market prices or privately negotiated prices. Sales by us must be made at the fixed price of $0.05 until a market develops for the stock.

Certain Market Information

This Offering is the initial public offering of our securities. Accordingly, there has been, and there currently is, no public trading market for our common stock. Although we intend to seek a listing for our common stock on the OTCBBｮ, a public trading market may never develop or, if one develops, may not be sustained. There is no guarantee that an active trading market for our securities will develop. You will likely not be able to sell your securities if an active trading market for our securities does not develop. Further, we can give no assurance that such a market could be sustained if a trading market for our securities were to develop, nor that our securities offered hereby could be resold at their original offering price or at any other price. Any market for our securities that may develop will very likely be a limited one and, in all likelihood, be highly volatile. In any event, if our securities traded at a low price, many brokerage firms may choose not to engage in market making activities or effect transactions in our securities. Accordingly, purchasers of our securities may have difficulties in reselling them and many banks may not grant loans using our securities as collateral.

LEGAL PROCEEDINGS

No officer director or officer of KAT Racing has been convicted in a criminal proceeding, exclusive of traffic violations.

No director, officer, significant employee or consultant of KAT has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

No director, officer, significant employee or consultant of KAT has been convicted of violating a federal or state securities or commodities law.

There are no known pending legal proceedings against KAT.

No director, officer, significant employee or consultant of KAT has had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

Directors are elected by the stockholders to a term of one year and serve until his or her successor is elected and qualified. Officers are appointed by the Board of Directors to a term of one year and serve until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position	Period of Service(1)
Kenny Thatcher	30	President, Director	Since December 2005
Julie Bauman	32	Secretary, Treasurer, Director	Since December 2005

Notes:

(1)

A Director will hold office until the next annual meeting of the stockholders, which shall be held in January of 2009.  At the present time, Officers are appointed by the Board of Directors and will hold office until he or she resigns or is removed from office.  The maximum number of directors we are authorized to have is at the discretion of the Board of Directors. However, in no event may we have less than one director. Although we anticipate appointing additional directors, we have not identified any such person(s).

(2)

Both Kenny Thatcher and Julie Bauman have held their respective offices/positions since December 2005 and are expected to continue to hold their offices/positions until the next annual meeting of our stockholders. At the date of this prospectus, we are not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

Background of Directors, Executive Officers, Promoters and Control Persons

Kenny Thatcher

President and Director - Mr. Thatcher the owner/fabricator for KAT METAL WORX, INC. He learned how to fabricate and weld back in high school. He attended a trade school that taught him how to work with fabricate and weld metal. In 1995 he graduated high school and started work with RAMM Corp. There he put his skills to work welding and fixing large machinery. In 1997 he went to work with Cashman Equipment as a welder and mechanic for large machinery. In 1999 he started work with Clark County doing maintenance. He continued to use his skills fabricating and welding different jobs that would arise. In 2001 he went to work for Patrick signs where he was able to put artistic talent to work. He designed, fabricated and welded signs for many companies around town. In 2003 he started his own company called KAT METAL WORX, INC. His company specializes in designing, fabricating and building off road racecars, sand dune buggies and pre-runners. His shop has grown from himself to a crew of four employees with a waiting list to get your car built or fixed.

Julie Bauman

Secretary, Treasurer, and Director - Ms. Bauman is a native of Las Vegas, Nevada. Ms. Bauman graduated in 1992 and immediately went to work for a real estate firm as an office manager (Prudential Hallmark Realty from 1991-94). From there she went to work for National Title as a commercial escrow assistant. While working for national Title, Ms. Bauman started a window covering company to new and existing home owners. Ms. Bauman eventually left national Title to run her company, which was eventually sold to another company. Ms. Bauman then become a commercial escrow officer of 1st American Title where she managed a four person team in handling multi-million dollar deals for her current client base. Ms. Bauman was one of the largest producers for 1st American Title, which is one of the largest publicly traded title companies in the U.S.A.

Ms. Bauman worked at National Title from 1994 to 1998 and from 2000 to 2001.  She worked at First American Title from 2001 to 2006 and Fiesta Blinds from 1993 to 2006.   Since 2006, Ms. Bauman’s only employment has been with Kat Racing, Inc.

Neither Kenny nor Julie have been the subject of:

1.

Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses) ;

3.

any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

4.

a finding by a court of competent jurisdiction (in a civil action) , the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

BOARD COMMITTEES

We have not yet implemented any board committees as of the date of this prospectus.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known by us to be beneficial owners of more than 5% of any such outstanding classes of securities, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to our knowledge, sole voting and investment power over their shares.

Class	Name & Address of Certain Beneficial Owners	Amount of Beneficial Ownership [1]	Pre-Offering [2] Percent of Class	Post-Offering [3] Percent of Class

Common	Michael Zuliani 2536 Furnace Creek Avenue Henderson, Nevada 89074	2,000,000	34.78%	34.78%
Common	Julie Bauman 11099 Caramel Creek Court Las Vegas, Nevada 89135	2,000,000	34.78%	34.78%
Common	Kenny Thatcher 3227 Meade Ave. Suite 3A, Las Vegas, Nevada 89102	400,000	6.96%	6.96%
Common	B and Z Consulting, LLC 44850 West Flamingo Road, Suite 22Las Vegas, Nevada 89103	300,000	5.22%	5.22%
Common	Officers and Directors as a Group	2,400,000	41.75%	41.75%

Footnotes

1.

All shares owned directly are owned beneficially and of record and such shareholder has sole voting, investment, and dispositive power, unless otherwise noted.

2.

Based upon 4,700,000 shares of Common Stock issued pre-offering.

3.

Assumes the sale of all 3,449,000 Shares offered pursuant to this Prospectus.

4.

B and Z Consulting, LLC is managed and owned by Michael Balabon, Esq. and Michael Zuliani.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 95,000,000 shares of common stock, with a par value of $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001.  No Preferred shares have been issued.

Common Stock

Each share of common stock entitles its holder to one vote, either in person or by proxy, at meetings of stockholders. Stockholders are not permitted to vote their shares cumulatively. Accordingly, the holders of more than 50% of the issued and outstanding shares of common stock can elect all of our directors. Holders of common stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions.

In summary, the holders of our common stock:

1.

Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2.

Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of corporate affairs;

3.

Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.

Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in KAT shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock, $0.001 par value. However, KAT has not issued any preferred stock to date.

We have no current plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock. The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the laws of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders. Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

Preemptive Rights

No holder of any shares of our stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Non-Cumulative Voting

Holders of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. We do not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may, in the future, establish an incentive stock option plan for our directors, employees and consultants.

Admission to Quotation on the OTC Bulletin Board

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board®. However, we do not have a market maker that has agreed to file such application. If our securities are not quoted on the OTC Bulletin Board®, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board® differs from national and regional stock exchanges in that it

(1)

is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2)

securities admitted to quotation are offered by one or more Broker-dealers rather than the specialist common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board®, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board® our securities will trade on the OTC Bulletin Board®. We may not now or ever qualify for quotation on the OTC Bulletin Board®. We currently have no market maker who is willing to list quotations for our securities.

Reports

After this offering, we will furnish our shareholders with annual financial reports certified by independent accountants, and may, at our discretion, furnish unaudited quarterly financial reports.

Transfer Agent

We have engaged the services of Pacific Stock Transfer Company.  Their contact information is as follows:

Pacific Stock Transfer Company

500 E. Warm Springs

Suite 240

Las Vegas, Nevada 89119

Telephone number: (702) 361-3033

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. Michael Balabon, Esq., our independent legal counsel, has provided an opinion on the validity of our common stock. Michael Balabon, Esq. has been our legal counsel since inception.  He has been retained for purposes of facilitating our efforts in securing registration before the Commission.

The financial statements included in this prospectus and the registration statement have been audited Moore & Associates Chartered Accountants Professional Corporation, Independent Registered Public Accounting Firm to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Audit Committee

We do not have a standing audit committee of the Board of Directors. Management has determined not to establish an audit committee at present because of our limited resources and limited operating activities do not warrant the formation of an audit committee or the expense of doing so. We do not have a financial expert serving on the Board of Directors or employed as an officer based on managements belief that the cost of obtaining the services of a person who meets the criteria for a financial expert under Item 401(e) of Regulation S-B is beyond its limited financial resources and the financial skills of such an expert are simply not required or necessary for us to maintain effective internal controls and procedures for financial reporting in light of the limited scope and simplicity of accounting issues raised in its financial statements at this stage of its development.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the above provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is unenforceable.

ORGANIZATION WITHIN THE LAST FIVE YEARS

We were incorporated in the State of Nevada on December 5, 2005.  Please see section entitled "Recent Sales of Unregistered Securities" for capitalization history.  As of the date of this registration statement, KAT has had only limited start-up operations and has not generated substantive revenue.

DESCRIPTION OF BUSINESS

General

Kat Racing designs markets sells and distributes custom off-road racing and recreational vehicles. We strive to join leaders in the industry, developing and innovating so as to proffer our customers cost-efficient high quality custom-built, off-road racing and recreational vehicles. We test our parts in the most severe, real-world conditions to insure the highest quality cars and products. We race what we sell. Our vehicles are assembled by our affiliate KAT METAL WORX, INC. From time to time we may utilize the services of other companies or individuals to assemble our vehicles.

Kat Racing is engaged in the businesses of:

(1)

Marketing and selling custom fabricated off-road racing and recreational vehicles to sports and recreational enthusiasts;

(2)

Providing a full-range of services that cater to the off-road automotive enthusiast, including post-purchase add-on customization and the installation of additional accessories; and

(3)

The restoration, repair, servicing of these vehicles. We also intend to sell aftermarket off-road automotive parts, accessories, and related apparel assuming we are able to attract the requisite capital and resources.

Our affiliate's manufacturing operations consist of in-house production of components and parts, primarily assembly and finishing of components, painting, conversion and assembly of vehicles, and quality control, which includes performance testing of finished products under running conditions. The custom design, fabrication, finish and paint processes are moved into and out of each aspect of the manufacturing process.

We have never been party to any bankruptcy, receivership or similar proceeding, nor have we undergone any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business. Our administrative office is located at 3227 Meade Ave., Suite 3A, Las Vegas Nevada 89102.

KAT's fiscal year end is September 30.

Principal Products and Market(s)

Kat Racing designs markets sells and distributes custom off-road racing and recreational vehicles. We strive to join leaders in the industry, developing and innovating so as to proffer our customers cost-efficient high quality custom-built, off-road racing and recreational vehicles. We test our parts in the most severe, real-world conditions to insure the highest quality cars and products. We do not intend to manufacture or produce any item in-house, save for periodic repairs and for rare instances wherein a simple manufactured product will expedite the delivery of the vehicle. Essentially all parts and products will be purchased from third-party suppliers or manufacturers. The vehicles are assembled by our affiliate company and others We may also enter into private-label relationships with manufacturers to place our corporate name on selected products.

To date we have only sold one chassis. We have now sold 3 chassis’s.  We have built one vehicle and it is presently being marketed for sale though it has not yet been sold. The product line we can produce and market presently includes customized variations based on the following models:

Kat 1  Approximate retail price: $145,000

Chassis	1 ¾ inch by .120 inch, 4130 Chromoly tubing Completely hand- crafted TIG-welded chassis Only Two Seat Applications available
Body Work	All new carbon fiber and aluminum body
Overall Length	180 inches
Overall Width	90 inches
Overall Height	72 inches
Weight	3,500 lbs (dry)
Wheelbase	120 inches
Track	90 inches
Front Suspension	Independent Double A-arm with 23 inches of travel
Rear Suspension	Plated trailing arm with 23 inches of travel
Steering	Power assisted rack and pinion
Tires	35 X 12.50 X 15" BF Goodrich "Project" T/A's
Brakes	Four wheel disc brakes by CNC
Fuel Capacity	48 Gallons
Engine	Choice of V-6 or V-8 power-plant,s 500 to 700 Horsepower
Transmission	Fortin or Albins w/torque converter
Top Speed	120 + mph
Optional Features

INTERIOR: Custom Panels, Head Liners, Leather Seats, Adjustable Headrests and Pocket on Seats.

ACCESSORIES: Roof rack, HID Lights, Billet Lazer Star Lights, Tool Bag, Light Bars, Backup Lights.

ELECTRONICS: GPS, Stereo, Satellite Radio, Intercom System,

In-Car Camera System, Hand Held, 2 or 4 head sets with FM 2 way radio.

Kat 10  Approximate retail price: $100,000

Chassis	1 ¾ " x .120" - 4130 Chromoly tubing. Completely hand-crafted TIG-welded chassis. Designed for Single or Two Seat Applications.
Body Work	All new carbon fiber and aluminum body
Overall Length	160 inches
Overall Width	87 inches
Overall Height	69 inches
Weight	2,100 lbs (dry)
Wheelbase	120 inches
Track	87 inches
Front Suspension	Independent Double A-arm with 19 inches of travel.
Rear Suspension	Plated trailing arm with 19 inches of travel
Steering	Power assisted rack and pinion
Tires	33 x 12.50 X 15" BF Goodrich "Baja" T/A's.
Brakes	Four wheel disc brakes by CNC
Fuel Capacity	30 Gallons
Engine	Choice of Honda, Toyota or Air cooled VW power-plants.
Transmission	Fortin, Albins or Mendeola
Top Speed	110 + mph
Optional Features

INTERIOR: Custom Panels, Head Liners, Leather Seats, Adjustable

Headrests and Pocket on Seats.

ACCESSORIES: Roof rack, HID Lights, Billet Lazer Star Lights,

Tool Bag, Light Bars, Backup Lights.

ELECTRONICS: GPS, Stereo, Satellite Radio, Intercom System,

In-Car Camera System, Hand Held, 2 or 4 head sets with FM 2 way radio.

Big Daddy  Approximate retail price: $65,000

Chassis	1 ¾ inch by .120 inch, 4130 Chromoly tubing Completely hand- crafted TIG-welded chassis Two and Four/Five Seat Applications available.
Body Work	Aluminum body
Overall Length	180 or 204 inches
Overall Width	90 inches
Overall Height	72 inches
Weight	3,500 lbs (dry)
Wheelbase	120 inches
Track	90 inches
Front Suspension	Independent Double A-arm with 23 inches of travel
Rear Suspension	Plated trailing arm with 23 inches of travel
Steering	Power assisted rack and pinion
Tires	35 X 12.50 X 15" BF Goodrich "Project" T/A's
Brakes	Four wheel disc brakes by CNC
Fuel Capacity	36 Gallons
Engine	Choice of V-6 or V-8 power-plant,s 500 to 700 Horsepower
Transmission	Fortin or Albins w/torque converter
Top Speed	110 + mph
Optional Features

INTERIOR: Custom Panels, Head Liners, Leather Seats, Adjustable

Headrests and Pocket on Seats.

ACCESSORIES: Roof rack, HID Lights, Billet Lazer Star Lights,

Tool Bag, Light Bars, Backup Lights.

ELECTRONICS: GPS, Stereo, Satellite Radio, Intercom System,

In-Car Camera System, Hand Held, 2 or 4 head sets with FM 2 way radio.

Mini 2  Approximate retail price: $25,000

Chassis	1 ¾ " x .120" - 4130 Chromoly and Mild steel tubing. Completely hand-crafted TIG-welded chassis. Two Seat Applications.
Body Work	Aluminum body
Overall Length	130 inches
Overall Width	80 inches
Overall Height	60 inches
Weight	1,800 lbs (dry)
Wheelbase	114 inches
Track	79 inches Front and 85 inches Rear
Front Suspension	Independent Double A-arm with 20 inches of travel.
Rear Suspension	Plated trailing arm with 18 inches of travel
Steering	Power assisted rack and pinion
Tires	Sand Tire Unlimited Tires.
Brakes	Four wheel disc brakes by CNC
Fuel Capacity	20 Gallons
Engine	1300 cc Suzuki Hayabusa Motor.
Transmission	Fortin, Albins or Mendeola
Top Speed	75 mph
Optional Features

INTERIOR: Custom Panels, Head Liners, Leather Seats, Adjustable

Headrests and Pocket on Seats.

ACCESSORIES: Roof rack, HID Lights, Billet Lazer Star Lights,

Tool Bag, Light Bars, Backup Lights.

ELECTRONICS: GPS, Stereo, Satellite Radio, Intercom System,

In-Car Camera System, Hand Held, 2 or 4 head sets with FM 2 way radio.

Mini 4  Approximate retail price: $27,500

Chassis	1 ¾ " x .120" - 4130 Chromoly and Mild steel tubing. Completely hand-crafted TIG-welded chassis. Four Seat Applications.
Body Work	Aluminum body
Overall Length	162 inches
Overall Width	80 inches Front and 86 inches Rear.
Overall Height	60 inches
Weight	1,800 lbs (dry)
Wheelbase	136 inches
Track	79 inches Front and 85 inches Rear
Front Suspension	Independent Double A-arm with 20 inches of travel.
Rear Suspension	Plated trailing arm with 18 inches of travel
Steering	Power assisted rack and pinion
Tires	Sand Tire Unlimited Tires.
Brakes	Four wheel disc brakes by CNC
Fuel Capacity	20 Gallons
Engine	1300 cc Suzuki Hayabusa Motor.
Transmission	Fortin, Albins or Mendeola
Top Speed	75 mph
Optional Features

INTERIOR: Custom Panels, Head Liners, Leather Seats, Adjustable

Headrests and Pocket on Seats.

ACCESSORIES: Roof rack, HID Lights, Billet Lazer Star Lights,

Tool Bag, Light Bars, Backup Lights.

ELECTRONICS: GPS, Stereo, Satellite Radio, Intercom System,

In-Car Camera System, Hand Held, 2 or 4 head sets with FM 2 way radio.

We design market, sell and distribute American-made, high performance off-road racing and recreational vehicles These products include our stock models summarized above, and vehicles built to our customers' specifications. We make use of a "just in time" approach ordering parts on an as-needed basis. This results in reduced inventory and minimizes our capital needs. We also believe that this made-to-order approach helps produce greater customer satisfaction and reduces the burden on our cash flow.

Upon completion of our public offering, our specific goal is to profitably develop our sales. We intend to accomplish the foregoing through the following milestones:

1.

Complete our public offering. We believe this could take up to 180 days from the date the Securities and Exchange Commission declares our offering effective. We will not begin additional operations until we have closed this offering. We intend to concentrate all of our efforts on raising as much capital as we can during this period.

2.

After completing the offering, we will immediately hire an outside web designer to begin development of our website for sales and begin negotiations with service providers to develop our network infrastructure and transaction processing systems. The negotiation of service providers and the development and maintenance of the website, network infrastructure and transaction processing systems will be ongoing during the life of our operations. Developing a workable version of our website will take approximately three months, and developing workable versions of our network infrastructure and transaction processing systems will take approximately six months.

3.

Approximately 90 days after we complete our public offering, we intend to promote our website primarily through viral marketing, such as blogs, postings on online communities such as Yahoo!(R) Groups and amateur websites such as YouTube.com, and other methods of getting Internet users to refer others to our website by e-mail or word of mouth. We also intend to use search engine optimization, the marketing of our website via search engines by purchasing sponsored placement in search result, and to enter into affiliate marketing relationships with website providers to increase our access to Internet consumers. We believe that it will cost a minimum of $15,500 for our online marketing campaign. Marketing is an on-going matter that will continue during the life of our operations. A detailed breakdown of marketing costs for 12 months is set forth in the Use of Proceeds section of this prospectus.

4.

Approximately 90 days after we complete our public offering, we intend to promote our parts and vehicles through auto and off road magazines.

Distribution Methods of the Products

The Internet lends itself well to the distribution of off-road vehicles and off-road vehicle-related merchandise due to its ability to provide pictures, information and purchasing capabilities direct to the consumer, at his or her leisure. Our website has not been fully developed at this point in time. This site will be the focal point of our sales operations and the principal method through which we will market, sell and distribute our products. We will have a showroom to physically display our products, but we fully expect that our website will have more traffic and be the initial medium to develop potential customer interest.

We also take our vehicles to rallies and races for purposes of exposing our company and product line to potential customers and showcasing our innovative and cost conscious vehicles.

Our goal is to produce what we believe is a superior U.S.-made high-performance off-road vehicle safe enough for the casual enthusiast but rugged enough for the professional racer. We use quality parts, materials and workmanship. We seek market share, both domestically and internationally.

Marketing

Our marketing program will focus on two major objectives:

(1)

corporate/product name identification; and

(2)

lead generation for private individual customer sales and potential distribution channels.

Corporate product name and product identification will use advertising, promotions, public relations and participation in major off-road events. We also will sponsor racing teams and special promotional events and participate in major off-road enthusiasts shows, rallies and conventions. To establish our brand name among the off-road enthusiast public, we first unveiled our prototype, the "Big Daddy". We also hope to license certain of our trademarks on a broad range of consumer items assuming our brand name becomes a marketable commodity.

Lead generation activities are intended to identify distribution partners potentially interested in promoting our product line. Our primary effort will be generating leads so dealers can sell our vehicles. We will identify geographic regions where off-road racing enthusiasts typically congregate including the American southwest.

Depending upon the availability of capital resources, will use print media advertising and direct marketing to generate customer Print media advertising will focus on national off-road enthusiast magazines (typically with modest-sized, full color ads) and local newspaper ads together with dealers' local promotional activities. We will evaluate local radio and cable TV ads on a location-by-location basis depending on reach, frequency, and cost.

We believe direct mail programs; including inexpensive give-always (such as promotional CD's, high quality posters and merchandise) can be cost-effective if focused on a local basis. Our ad and promotional campaigns will be available on our website.

Industry Background and Competitive Business Conditions

Off-road racing is a format of racing where various classes of specially modified vehicles (including cars, trucks, vehicles, and buggies) compete in races through off-road environments.

We intend to market sell and distribute custom-made off-road vehicles to racing enthusiasts and recreational drivers. We are a small, start-up company and have not generated significant revenue. Many of our competitors have longer operating histories, as well as established manufacturing and supply chain systems, and greater financial, management, sales, marketing and other resources than we do.

The off-road vehicle market overall is highly fragmented. Competitors range from multi-national entities to retailers serving a limited geographical region. The market for our products and services are highly competitive and there are no substantial barriers to entry.

KAT Racing competes with other off-road vehicle providers for the limited disposable income of consumers. The recreational vehicle industry is highly competitive with a significant number of both large and small participants. The products we expect to sell compete with other off-road vehicle products within a comparable price range. We are a start-up company without a base of operations and presently lacking an ability to generate significant sales. As such, we currently compete unfavorably in the general marketplace. Unless we implement our planned operations and begin to generate revenues, we will not be able to continue as a going concern.

Off-road racing began in the early 20th century. An early racing sanctioning body in North America was the National Off-Road Racing Association (NORRA). The body was formed in 1967 by Ed Pearlman. The first event was a race across the Mexican desert. The event was first called the Mexican 1000. Later became known as the Baja 1000. [2] The event is now sanctioned by SCORE International. SCORE International is an off-road sanctioning body in the sport of desert racing and is famous for its flagship event, the Baja 1000. SCORE races are held in United States and Mexico.

In North America there are several other formats. There are races on a circuit of less than five miles (such as Crandon International Off-Road Raceway). These formal racing events are sanctioned by CORR (Championship Off-Road Racing). It is a sanctioning body for off-road racing in the United States.

The CORR series hosts several racing events each year. In 2007 it will host seven events. These events are typically televised (taped delayed) on cable or satellite television channels specializing in such events. An off-road championship event is held at the Crandon International Off-Road Raceway - the "home of the world championship off-road race" since 1970.

The CORR series hosts events organized in 9 divisions. There are 5 truck series:

(1)

Pro-4

(2)

Pro-2

(3)

Pro-Lite

(4)

Sportsman-2

(5)

Sportsman Stock.

There are 3 buggy classes:

(1)

1.Super Buggy

(2)

2.Single Buggy

(3)

3.Light Buggy.

The ninth series hosted by CORR is relatively new. It features off-road go-cart type vehicles referred to as Trophy Karts.

The Baja 1000 is considered to be a cross- country rally race. Other notable rally races include the Paris-Dakar, Master Rally in Europe and Northern Africa.

Off-road racing events are also held in other formats beside cross-country rallies. There are races on a circuit of less than five miles (such as Crandon International Off-Road Raceway). These events are also sanctioned by CORR. Stadium racing, where offroad racing vehicles are used in a temporary offroad racetrack constructed inside a stadium. Is also gaining popularity, particularly because of the ease by which spectators might enjoy the sport.

The general idea of "offroad racing" can also extend to include hill climbing or any other form of racing that does not occur on a specified, paved track.

Kat Racing is headquartered in the heart of off-road racing, the Desert Southwest of the United States. Off-road racing fans and recreational enthusiasts flock to Las Vegas each year for such notable events including:

(1)

the SCORE Laughlin Desert Challenge; and

(2)

the SCORE Las Vegas Terrible's Cup II

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

Caution Regarding Forward-Looking Information

Certain statements contained in this quarterly filing, including, without limitation, statements containing the words believes, anticipates, expects and words of similar import, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Given these uncertainties, readers of this prospectus and investors are cautioned not to place undue reliance on such forward-looking statements.

Sources and Availability of Raw Materials and the Names of Principal Suppliers

We obtain our supplies from national manufacturers and after market manufacturers of automotive parts, paints, and supplies. These supplies are readily available and there is no dependency on any single supplier. We have no need for long term supply contracts since material and parts cost are not the most significant factor to the cost of our completed work.

Need for Government Approval

Our business is subject to certain federal, state, and local government regulations, including those of the Environmental Protection Agency ("EPA") and comparable state agencies that regulate emissions of Volatile Organic Compounds ("VOC") and other air contaminants, the Occupational Safety and Heal Administrations ("OSHA"), and regulations governing the disposal of oil, grease, tires, batteries, and the prevention of pollution. Although we believe we are in compliance with all of these agencies and government regulations, our failure to comply with such regulations could result in the termination of our operations, impositions of fines, or liabilities in excess of our capital resources. In addition, any changes in the laws or regulations imposed on us could significantly increase our costs of doing business and could have a negative impact on our business.

Effect of existing or probable government regulations

Our business operations and facilities are subject to a number of federal, state and local environmental laws and regulations. Although our management believes that our operations and facilities are in material compliance with such laws and regulations, the risk of environmental liabilities cannot be completely eliminated. There can be no assurance that future changes in such laws, regulations or the nature of our operations will not require us to make significant additional capital expenditures to ensure compliance in the future. Our failure to comply with environmental laws could result in the termination of our operations, impositions of fines, or liabilities in excess of our capital resources. We do not maintain environmental liability insurance, and if we are required to pay the expenses related to any environmental liabilities, such expenses could have a material adverse effect on our operations.

Number of total employees and number of full time employees

KAT Racing is currently in the development stage. During the development stage, we plan to rely exclusively on the services of our officers and directors to set up our business operations. Currently, our officers and directors are involved in KAT business on a part-time basis and expect to devote a minimum of 15 hours per week to our operations. Each is prepared to dedicate additional time, as needed. At this time, there are no other full- or part-time employees. We do not expect to hire any additional employees over the next 12 months.

Reports to Security Holders

1. After this offering, KAT Racing will furnish its shareholders, at their request, with audited annual financial reports certified by KAT's independent accountants.

2. After this offering, KAT will file periodic and current reports, which are required in accordance with Section 15(d) of the Securities Act of 1933, with the Securities and Exchange Commission to maintain the fully reporting status.

3. The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20002. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings will be available on the SEC Internet site, located at http://www.sec.gov.

PLAN OF OPERATION

Management's discussion and analysis of financial condition and results of operations

The following discussion should be read together with our financial statements and related notes appearing elsewhere in this prospectus. This discussion contains forward-looking statements based upon current expectations that involve numerous risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including but not limited to those set forth under "Risk factors" and elsewhere in this prospectus. We undertake no obligation to update any information contained in these forward-looking statements.

General Overview

KAT Racing was incorporated in the State of Nevada on December 5, 2005. KAT is a startup and has not yet realized any meaningful revenues. Our efforts, to date, have focused primarily on the development and implementation of our business plan. No development-related expenses have been or will be paid to affiliates of KAT.

As of the date of this filing we have approximately $2,500 in cash.  We do not pay salaries nor do we have significant fixed costs.  We have had difficulty successfully marketing our products and as a result have not generated the revenues we expected to after inception.  As a result we are redesigning our products such that we might be able to offer a lower cost model more affordable to the beginning enthusiast of moderate income.  We expect the price point for this entry-level model to range from $14,000 – 20,000.  We believe that if we can successfully market and sell such a vehicle our cash flow needs will not require additional capital.  If we cannot implement this strategy effectively we will have to raise additional funds in the next twelve months.  We have no plans or identifiable sources for additional capital.

We have conducted informal product research are in the process of developing this entry-level model.  We cannot be certain that it will be commercially marketable or accepted by our target consumers.  Essentially we have retooled our Mini 4 vehicle.  Its specifications as presently marketed are as follows:

Mini 4

Chassis	1 ¾ " x .120" - 4130 Chromoly and Mild steel tubing. Completely hand-crafted TIG-welded chassis. Four Seat Applications.
Body Work	Aluminum body
Overall Length	162 inches
Overall Width	80 inches Front and 86 inches Rear.
Overall Height	60 inches
Weight	1,800 lbs (dry)
Wheelbase	136 inches
Track	79 inches Front and 85 inches Rear
Front Suspension	Independent Double A-arm with 20 inches of travel.
Rear Suspension	Plated trailing arm with 18 inches of travel
Steering	Power assisted rack and pinion
Tires	Sand Tire Unlimited Tires.
Brakes	Four wheel disc brakes by CNC
Fuel Capacity	20 Gallons
Engine	1300 cc Suzuki Hayabusa Motor.
Transmission	Fortin, Albins or Mendeola
Top Speed	75 mph

We believe that by varying the various components used in assembling this vehicle and utilizing lees expensive parts we can drive the cost down to the consumer such that the resultant vehicle might only cost $15,000.  This would result in a 20% profit margin for us.  We do not expect to purchase any plant assets or any significant equipment.  There are no expected significant changes in the number of employees, paid or unpaid.

Since our incorporation, we have raised a total of $59,250 through private sales of our common equity. In December 2005, we issued 2,000,000 shares of our common stock to Julie Bauman, an officer and director, in exchange for cash in the amount of $5,000 and 400,000 shares to Kenny Thatcher, an officer and director, in exchange for cash in the amount of $2,000. Additionally, in March and June 2006, we sold an aggregate of 3,349,000 shares of our common stock to  27 parties for cash proceeds of $52,250.

Our management believes that establishing our brand name is imperative to our ability to continue as a going concern. Establishing our presence on the Internet is critical to reaching a broad consumer base. As we begin to purchase inventory from off-road vehicle manufacturers and suppliers, we will update the website with e-commerce capabilities and post pictures and prices of the items. Once the website is enabled as a sales channel, it will be expected to serve as a primary method of generating sales. The site is anticipated to be the principal method through thru which potential customers can view the products we intend to carry and learn of the services we can provide. The $15,000 allocated to marketing and the development and maintenance of our website is expected to be sufficient for the next 12 months. We expect to continuously upgrade and refine the site as we deem necessary and as our funds permit.

We plan to use the Internet for marketing and sales by advertising our website, and resultantly, our products, through the following two methods:

1. Banner Advertisements: We expect to place banner advertisements and/or links to our web site on the sites of others. Some web sites may charge us a fee to place our advertisements in highly visible areas. Other sites may agree to an affiliate relationship, where we would be allowed to place an ad on their site in exchange for placement of their advertisement on our site. We do not plan to enter into any affiliate relationships that would require us to pay a fee in addition to exchanging advertisements or links. As of the date of this prospectus, we have not begun to place banner advertisements or links on our website, nor have we entered into any affiliate relationships.

2. Search Engine Placement: In addition to banners and links, we expect to pursue search engine placement. For a fee, we will be able to submit our web site and various terms to describe our site with web portals such as Yahoo! or Google. We have not yet contacted any company regarding search engine placement because we have not yet established our web site.

Our proposed business is to sell off-road vehicles and related merchandise to consumers. We will not manufacture any products internally at this time. We will initially rely solely upon the efforts of outside sources to research, develop and refine all products, primarily our affiliate KAT METAL WORX, INC. From time to time we may utilize the services of other companies or individuals to assemble our vehicles. We have initially allocated approximately $20,000 toward purchasing saleable inventory. As we continue to sell merchandise, we plan to use a portion of generated cash flow to purchase additional products. Unless we begin to acquire inventory for sale, we will be unable to begin to generate revenues. However, we have not begun to purchase any items for sale, and thus have not generated any revenues.

We expect to incur approximately $4,310 in expenses related to being a public reporting company. Although, our officers and directors have no specific experience managing a public company, we believe these funds will be sufficient to maintain our status as a reporting company with the SEC.  We have budgeted $5,690 as general working capital for non-specific uses. We believe that these funds will allows us to cover costs that are as yet unforeseen and to take advantage of opportunities that may arise in the course of our business.

Our management does not anticipate the need to hire additional full- or part- time employees over the next 12 months, as the services provided by our officers and directors appear sufficient at this time. Our officers and directors work for us on a part-time basis, and are prepared to devote additional time, as necessary.

Our officers and directors, recognize that we are required to continuously file reports with the SEC and any exchange we may be listed on, and understand the resultant increased costs of being a public reporting company. They believe that investors are more agreeable to invest in a company that intends to become a public company rather than to remain private with no foreseeable exit strategy for shareholders. Thus, our officers and directors raised capital in the private placement offering completed in June 2005 with the intention of KAT Racing becoming a public reporting company. Our private investors held no influence on the decision to become a public company.

In addition, our officers and directors believe that a benefit of being a public company is the access to capital markets. We believe that if additional funds are required to finance our continuing operations, we may be able to obtain more capital by pursuing an offering of equity or debt securities.

We do not expect to incur research and development costs.  We do not have any off-balance sheet arrangements.  We currently do not own any significant plant or equipment that we would seek to sell in the near future.  We have not paid for expenses on behalf of our director. Additionally, we believe that this fact shall not materially change.  We do not intend to engage in a merger with, or effect an acquisition of, another company in the foreseeable future.

CRITICAL ACCOUNTING POLICIES

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, costs and expenses and related disclosures. On an ongoing basis, we evaluate our estimates and assumptions. Accordingly, our actual results may differ from these estimates under different assumptions or conditions. Our significant accounting policies are described in Note 2 of the notes to our financial statements, and of those policies, we believe that the following accounting policies involve the greatest degree of judgment and complexity. Accordingly, these are the policies we believe are the most critical to understand and evaluate our financial condition and results of operations.

Nature of Business

Kat Racing, Inc. (the Company) was incorporated in the State of Nevada on December 5, 2005. The Company is engaged in the principal business activity of manufacturing cost-effective and innovative off-road racing cars for any off-road enthusiast. The Company has not realized significant revenues to date and therefore is classified as a development stage company.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Basic (Loss) per Common Share

Basic (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of September 30, 2007 and September 30, 2006.

	(Loss)	Shares	Basic (Loss) Per Share
	(Numerator)	(Denominator)	Amount

For the Year Ended	$ (24,316)	5,749,000	$ (0.00)
For the Year Ended	$ (14,120)	5,749,000	$ (0.00)

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Comprehensive Income

The Company has no component of other comprehensive income. Accordingly, net income equals comprehensive income for the period ended September 30, 2007.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of September 30, 2007.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Income Taxes

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 Requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. The Company’s predecessor operated as entity exempt from Federal and State income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Accounting Basis

The basis is accounting principles generally accepted in the United States of America.  The Company has adopted a September 30 fiscal year end.

Inventory

The Company accounts for inventory on the cost basis.  Work in  progress includes labor and over charges. The inventory is maintained on a first in- first out (FIFO) basis. The Company’s inventory as of September 30, 2007 and 2006 was comprised of the following:

Raw Materials	$ 76,920	$ 45,520
Work in Progress	-0-	-0-
Supplies	-0-	-0-
Finished Goods	-0-	-0-
Total	$ 76,920	$ 45,520

Stock-based compensation.

As of September 30, 2007, the Company has not issued any share-based payments to its employees.

The Company adopted SFAS No. 123-R effective January 1, 2006 using the modified prospective method. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1,2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R.

Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements.

SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a significant effect on its financial position or results of operation.

In June 2006, the Financial Accounting Standards Board  issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109”, which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006.  The Company does not expect the adoption of FIN 48 to have a material impact on its financial reporting, and the Company is currently evaluating the impact, if any, the adoption of FIN 48 will have on its disclosure requirements.

In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140.” This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer’s financial assets that meets the requirements for sale accounting; a transfer of the servicer’s financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable, and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. The statement further permits, at its initial adoption, a one-time reclassification of available for sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available for sale securities under Statement 115, provided that the available for sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year. Management believes the adoption of this statement will have no immediate impact on the Company’s financial condition or results of operations.

Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company has accumulated deficit of $38,436 as of September 30, 2007.  The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

RESULTS OF OPERATIONS

LIQUIDITY AND CAPITAL RESOURCES

We have funded our operations primarily through limited operations and nominal revenue derived from the sale of common stock. We expect that the offering which is the subject of his registration statement will result in sufficient capital for the next 12 months of operations. If our operations over the course of the next 12 months does not result in enhanced revenue generation we may be obliged to raise additional capital in a public or private offering our securities. We do not anticipate securing capital through debt financing.

Operating activities

Our primary source of operating cash flow is the collection of our commission income from escrow companies or similar intermediaries in the real estate transaction closing process. Our cash outflows are also impacted by related compensation costs and client acquisition costs (marketing and advertising expenses and finders and referral fees). A number of non-cash items may be charged from time to time to expense and increase our net loss or decrease our net income. These items might include depreciation and amortization of property and equipment, amortization of debt discounts and non-cash interest expense relating to any stock-based compensation charges.

Our Offices

Our corporate offices are located at

3227 Meade Ave., Suite 3A

Las Vegas, Nevada 89102

(702) 525-2024

We maintain a modest website located at www.katracing.net.  We have entered into an agreement with a website developer so as to design and implement a fully functional informational internet platform in addition to potential sister site(s) The site(s) shall be content rich including information about our services and prospective properties.

Certain Relationships and Related Transactions

In December 2005, KAT issued 2,000,000 shares of $0.001 par value common stock to Julie Bauman, an officer and director, in exchange for cash in the amount of $5,000.

In December 2005, KAT issued 400,000 shares of $0.001 par value common stock to Kenny Thatcher, an officer and director, in exchange for cash in the amount of $2,000.

The Company has received cash of $38,600 from related parties as a contribution to capital. The cash was contributed by the Company’s founding shareholders to meet its operating needs during the development stage. The Company has also received $10,000 as an advance from a related party.

KAT uses office space and services provided without charge by Kenny Thatcher, an officer and director.

For the issuances or distributions indicated, we are relying upon the Section 4(2) exemption.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the OTC Bulletin Board® upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Rule 144

As of the date of this filing, there are no shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

As of the date of this filing, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons

Holders

As of the date of this Prospectus, we have approximately 5,749,000 shares of $0.001 par value common stock issued and outstanding held by 27 shareholders of record.  Our Transfer Agent is Pacific Stock Transfer Company, 500 E. Warm Springs, Suite 240, Las Vegas, Nevada 89119, telephone number (702) 361-3033.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.  Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth all compensation plans previously approved and not previously approved by security holders with respect to compensation plans as of the date of this filing

EQUITY COMPENSATION PLAN INFORMATION

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders	None
Equity compensation plans not approved by security holders	None
Total	None

EXECUTIVE COMPENSATION

Since inception, we have paid no cash or non-cash executive compensation (including stock options or awards, perquisites, or deferred compensation plans), whatsoever, to the officers or directors except as listed in the chart below.

Since incorporation on December 5, 2005, we have not paid any salary to any officer, director or employee. We do not have employment agreements. Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed. We do not currently have plans to pay any compensation until such time as we maintain a positive cash flow.

The following tables set forth certain summary information concerning all plan and non-plan compensation awarded to, earned by, or paid to the named executive officers and directors by any person for all services rendered in all capacities to the Company during fiscal year 2007:

Name of Executive Officer and/or Director	Position	Salary	Bonus and Other Compensation	Securities Underlying Stock Options
Ken Thatcher	President	2006	0	None
		2005	0	None
		2004	0	None
Julie Bauman	Treasurer	2006	0	None
	Secretary	2005	0	None
		2004	0	None

KAT RACING, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

September 30, 2007 and 2006

C O N T E N T S

MOORE & ASSOCIATES, CHARTERED

           ACCOUNTANTS AND ADVISORS

                   PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Kat Racing, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of Kat Racing, Inc. (A Development Stage Company) as of September 30, 2007 and September 30, 2006, and the related statements of operations, stockholders' equity and cash flows for the years ended September 30, 2007 and 2006, and from inception on December 5, 2005 through September 30, 2007. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kat Racing, Inc. (A Development Stage Company) as of September 30, 2007 and September 30, 2006, and the related statements of operations, stockholders' equity and cash flows for the years ended September 30, 2007 and 2006, and from inception on December 5, 2005 through September 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 4 to the financial statements, the Company has accumulated deficit of $38,436 as of September 30, 2007, which raises substantial doubt about its ability to continue as a going concern.  Management's plans concerning these matters are also described in Note 4.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

January 21, 2008

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7511 Fax (702) 253-7501

KAT RACING, INC.

(A Development Stage Company)

Balance Sheets

	September 30,	September 30,
	2007	2006
ASSETS

CURRENT ASSETS

Cash	$394	$46,110
Inventory	76,920	45,520

Total Current Assets	77,314	91,630

TOTAL ASSETS	$77,314	$91,630

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Advances payable-related party	$10,000	$-

Total Current Liabilities	10,000	-

STOCKHOLDERS' EQUITY

Preferred stock: $0.001 par value;
5,000,000 shares authorized, -0- and
-0- shares issued and outstanding, respectively	-	-
Common stock: $0.001 par value;
70,000,000 shares authorized, 5,729,000
shares issued and outstanding	5,729	5,729
Additional paid-in capital	100,021	100,021
Deficit accumulated during the development stage	(38,436)	(14,120)

Total Stockholders' Equity	67,314	91,630

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY	$77,314	$91,630

The accompanying notes are an integral part of these financial statements.

KAT RACING, INC.

(A Development Stage Company)

Statements of Operations

			From Inception
			on December 5,
	For the Years Ended		2005 Through
	September 30,		September 30,
	2007	2006	2007

REVENUES	$25,856	$-	$25,856
COST OF SALES	19,500	-	19,500
GROSS MARGIN	6,356	-	6,356

OPERATING EXPENSES

General and administrative	30,672	14,120	44,792

Total Operating Expenses	30,672	14,120	44,792

NET LOSS	$(24,316)	$(14,120)	$(38,436)

BASIC LOSS PER SHARE	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING	5,729,000	4,277,054

The accompanying notes are an integral part of these financial statements.

KAT RACING, INC.

(A Development Stage Company)

Statements of Stockholders' Equity

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-In	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity

Balance, December 5, 2005	-	$-	$-	$-	$-

Common stock issued for
cash at $0.00375 per share	4,000,000	4,000	11,000	-	15,000

Common stock issued for
cash at $0.001 per share	700,000	700	-	-	700

Common stock issued for
cash at $0.05 per share	1,029,000	1,029	50,421	-	51,450

Contributed capital	-	-	38,600	-	38,600

Net loss from inception
through September 30, 2006	-	-	-	(14,120)	(14,120)

Balance, September 30, 2006	5,729,000	5,729	100,021	(14,120)	91,630

Net loss for the year
ended September 30, 2007	-	-	-	(24,316)	(24,316)

Balance, September 30, 2007	5,729,000	$5,729	$100,021	$(38,436)	$67,314

The accompanying notes are an integral part of these financial statements.

KAT RACING, INC.

(A Development Stage Company)

Statements of Cash Flows

			From Inception
			on December 5,
	For the Years Ended		2005 Through
	September 30,		September 30,
	2007	2006	2007
CASH FLOWS FROM
OPERATING ACTIVITIES

Net income (loss)	$(24,316)	$(14,120)	$(38,436)
Adjustments to reconcile net loss to
net cash used by operating activities:
Changes in operating assets and liabilities
(Increase) decrease in inventory	(31,400)	(45,520)	(76,920)

Net Cash Used by Operating Activities	(55,716)	(59,640)	(115,356)

CASH FLOWS FROM INVESTING ACTIVITIES	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES	-	-	-

Increase in advances payable-related party	10,000	-	10,000
Common stock issued for cash	-	67,150	67,150
Contributed capital	-	38,600	38,600

Net Cash Used by Financing Activities	10,000	105,750	115,750

NET DECREASE IN CASH	(45,716)	46,110	394

CASH AT BEGINNING OF PERIOD	46,110	-	-

CASH AT END OF PERIOD	$394	$46,110	$394

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-	$-	$-
Income Taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

KAT RACING, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2007 AND 2006

1.

Summary of Significant Accounting Policies

Nature of Business

Kat Racing, Inc. (the Company) was incorporated in the State of Nevada on December 5, 2005. The Company is engaged in the principal business activity of manufacturing cost-effective and innovative off-road racing cars for any off-road enthusiast. The Company has not realized significant revenues to date and therefore is classified as a development stage company.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Basic (Loss) per Common Share

Basic (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of September 30, 2007 and September 30, 2006.

	(Loss)	Shares	Basic (Loss) Per Share
	(Numerator)	(Denominator)	Amount
For the Year Ended	$ (24,316)	5,729,000	$ (0.00)
For the Year Ended	$ (14,120)	4,277,054	$ (0.00)

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Comprehensive Income

The Company has no component of other comprehensive income. Accordingly, net income equals comprehensive income for the period ended September 30, 2007.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of September 30, 2007.

KAT RACING, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2007 AND 2006

1.

Summary of Significant Accounting Policies (Continued)

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Income Taxes

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 Requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. The Company’s predecessor operated as entity exempt from Federal and State income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate to net loss before provision for income taxes for the following reasons:

	September 31,	September 30,
	2007	2006
Income tax expense at statutory rate	$ 8,267	$ 5,507
Common stock issued for services	-0-	-0-
Valuation allowance	(8,267)	(5,507)

Income tax expense per books	$ -0-	$ -0-

Net deferred tax assets consist of the following components as of:

	March 31,	September 30,
	2007	2006
NOL Carryover	$ 13,774	$ 5,507
Valuation allowance	(13,774)	(5,507)

Net deferred tax asset	$ -0-	$ -0-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

KAT RACING, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2007 AND 2006

1.

Summary of Significant Accounting Policies (Continued)

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Accounting Basis

The basis is accounting principles generally accepted in the United States of America.  The Company has adopted a September 30 fiscal year end.

Inventory

The Company accounts for inventory on the cost basis.  Work in  progress includes labor and over charges. The inventory is maintained on a first in- first out (FIFO) basis. The Company’s inventory as of September 30, 2007 and 2006 was comprised of the following:

Raw Materials	$ 76,920	$ 45,520
Work in Progress	-0-	-0-
Supplies	-0-	-0-
Finished Goods	-0-	-0-
Total	$ 76,920	$ 45,520

Stock-based compensation.

As of September 30, 2007, the Company has not issued any share-based payments to its employees.

The Company adopted SFAS No. 123-R effective January 1, 2006 using the modified prospective method. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1,2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R.

Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements.

KAT RACING, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2007 AND 2006

1.

Summary of Significant Accounting Policies (Continued)

Recent Accounting Pronouncements (Continued)

SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a significant effect on its financial position or results of operation.

In June 2006, the Financial Accounting Standards Board  issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109”, which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006.  The Company does not expect the adoption of FIN 48 to have a material impact on its financial reporting, and the Company is currently evaluating the impact, if any, the adoption of FIN 48 will have on its disclosure requirements.

In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, “Accounting for Servicing of Financial Assets-an amendment of FASB Statement No. 140.” This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer’s financial assets that meets the requirements for sale accounting; a transfer of the servicer’s financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable, and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. The statement further permits, at its initial adoption, a one-time reclassification of available for sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available for sale securities under Statement 115, provided that the available for sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized

KAT RACING, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2007 AND 2006

1.

Summary of Significant Accounting Policies (Continued)

Recent Accounting Pronouncements (Continued)

servicing assets and servicing liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year. Management believes the adoption of this statement will have no immediate impact on the Company’s financial condition or results of operations.

2.

COMMON STOCK

On December 27, 2005, the Company received $15,000 from its founders for 4,000,000 shares of its common stock. On December 27, 2005, the Company received $700 for 700,000 shares of its common stock. On August 13, 2006, the Company completed an unregistered private offering under the Securities Act of 1933, as amended, relying upon the exemption from registration afforded by Rule 504 of Regulation D promulgated there under.  The Company sold 1,029,000 shares of its $0.001 par value common stock at a price of $0.05 per share for $51,450 in cash.

3.

RELATED PARTY TRANSACTIONS

The Company has received cash of $38,600 from related parties as a contribution to capital. The cash was contributed by the Company’s founding shareholders to meet its operating needs during the development stage. The Company has also received $10,000 as an advance from a related party.

4.

GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company has accumulated deficit of $38,436 as of September 30, 2007.  The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

KAT RACING, INC.

(A Development Stage Company)

Balance Sheets

	March 31,	September 30,
	2008	2007
	(unaudited)

ASSETS

CURRENT ASSETS
Cash in bank	$2,852	$394
Inventory	76,920	76,920

TOTAL CURRENT ASSETS	79,772	77,314

TOTAL ASSETS	$79,772	$77,314

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$3,418	$-
Advances from related parties	10,000	10,000

TOTAL CURRENT LIABILITIES	13,418	10,000

LONG-TERM DEBT	-	-

TOTAL LIABILITIES	13,418	10,000

STOCKHOLDERS' EQUITY
Preferred stock: $0.001 par value;
5,000,000 shares authorized, -0- and
-0- shares issued and outstanding, respectively	-	-
Common stock: $0.001 par value;
70,000,000 shares authorized, 5,729,000 and
5,729,000 shares issued and outstanding, respectively	5,729	5,729
Additional paid in capital	100,021	100,021
Deficit accumulated during the development stage	(39,396)	(38,436)

TOTAL STOCKHOLDERS' EQUITY	66,354	67,314

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$79,772	$77,314

The accompanying notes are an integral part of these financial statements.

KAT RACING, INC.

(A Development Stage Company)

Statements of Operations

(unaudited)

					From Inception
	For the Three	For the Three	For the Six	For the Six	On December 5,
	Months Ended	Months Ended	Months Ended	Months Ended	2005 through
	March 31,	March 31,	March 31,	March 31,	March 31,
	2008	2007	2008	2007	2008

REVENUES	$3,500	$16,100	$3,500	$25,856	$29,356
COST OF SALES	1,000	6,500	1,000	19,500	20,500
GROSS MARGIN	2,500	9,600	2,500	6,356	8,856

OPERATING EXPENSES

General and administrative	3,098	15,924	3,460	13,030	48,252

TOTAL OPERATING EXPENSES	3,098	15,924	3,460	13,030	48,252

NET LOSS	$(598)	$(6,324)	$(960)	$(6,674)	$(39,396)

BASIC LOSS PER SHARE	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted Average Shares
Outstanding	5,729,000	5,729,000	5,729,000	5,729,000

The accompanying notes are an integral part of these financial statements.

KAT RACING, INC.

(A Development Stage Company)

Statements of Stockholders' Equity

(unaudited)

					Total
	Common Stock		Additional Paid	Accumulated	Stockholders'
	Shares	Amount	in Capital	Deficit	Equity
Balance December 5, 2005	-	$-	$-	$-	$-

Shares issued for cash
at $0.001 per share	700,000	700	-	-	700

Shares issued for cash
at $0.00375 per share	4,000,000	4,000	11,000	-	15,000

Shares issued for cash
at $0.005 per share	1,029,000	1,029	50,421	-	51,450

Contributed capital	-	-	38,600	-	38,600

Net loss for the year ended
September 30, 2006	-	-	-	(14,120)	(14,120)

Balance September 30, 2006	5,729,000	5,729	100,021	(14,120)	91,630

Net loss for the year
ended September 30, 2007	-	-	-	(24,316)	(24,316)

Balance September 30, 2007	5,729,000	5,729	100,021	(38,436)	67,314

Net loss for the six
ended March 31, 2008	-	-	-	(960)	(960)

Balance March 31, 2008	5,729,000	$5,729	$100,021	$(39,396)	$66,354

The accompanying notes are an integral part of these financial statements.

KAT RACING, INC.

(A Development Stage Company)

Statements of Cash Flows

(unaudited)

			From Inception
	For the Six	For the Six	On December 5,
	Months Ended	Months Ended	2005 through
	March 31,	March 31,	March 31,
	2008	2007	2008
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(960)	$(6,674)	$(39,396)

Adjustments to reconcile net income to
net cash provided by operating activities:
Common stock issued for services	-	-	-
Changes in operating assets and liabilities:
(Increase) decrease in inventory	-	(21,876)	(76,920)
Increase (decrease) in accounts payable	3,418	-	3,418

NET CASH PROVIDED BY OPERATING ACTIVITIES	2,458	(28,550)	(112,898)

CASH FLOWS FROM INVESTING ACTIVITIES
Equipment purchased	-	-	-

NET CASH (USED) BY INVESTING ACTIVITIES	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	-	-	10,000
Proceeds from common stock issued	-	-	67,150
Contributed capital from related parties	-	-	38,600

NET CASH PROVIDED BY FINANCING ACTIVITIES	-	-	115,750

NET INCREASE IN CASH	2,458	(28,550)	2,852

CASH - Beginning of period	394	46,110	-
CASH - End of period	$2,852	$17,560	$2,852

SUPPLEMENTAL CASH FLOW DISCLOSURE:

CASH PAID FOR:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

NON CASH FINANCING ACTIVITIES:	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

KAT RACING, INC.

(A Development Stage Company)

Notes to the Financial Statements

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at March 31, 2008 and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's September 30, 2007 audited financial statements.  The results of operations for the period ended March 31, 2008 are not necessarily indicative of the operating results for the full years.

NOTE 2 - GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has had no revenues and has generated losses from operations.

In order to continue as a going concern and achieve a profitable level of operations, the Company will need, among other things, additional capital resources and to develop a consistent source of revenues.  Management’s plans include of investing in and developing all types of businesses related to the equine industry.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There are no changes pertaining to our accounting methods or financial disclosures protocol nor have there been any disagreements with our accountants.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Indemnification under Corporate Documents

The Registrant's bylaws provide in part as follows:

SECTION 1. INDEMNIFICATION GENERALLY. Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of our company or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada from time to time against all expenses, liability and loss (including moneys' fees. judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.  Our board of directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person. Our board of directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

SECTION 2. INDEMNIFICATION IN ACTIONS BY THIRD PARTIES. Subject to the limitations of law, if any, the corporation shall indemnify any director, officer, employee and agent of the corporation who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of to procure a judgment in its favor) against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding.  The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere shall not, of itself create a presumption that such person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that such person had reasonable cause to believe such person's conduct was unlawful.

SECTION 3. INDEMNIFICATION IN ACTIONS BY OR ON BEHALF OF THE CORPORATION. Subject to the limitations of law, if any, the Corporation shall indemnify any director, officer, employee and agent of the corporation who was or is threatened to be made a party to any threatened, pending or completed legal action by or in the right of the Corporation to procure a judgment in its favor, against expenses actually and reasonable incurred by such person in connection with the defense or settlement.  No director or officer of our company shall be personally liable to our company or to any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or commission of any such director or officer provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts of omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of our company for acts or omissions prior to such repeal or modification.

SECTION 4. ADVANCE OF EXPENSES. Expenses incurred in defending any proceeding may be advanced by the Corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the officer, director, employee or agent to repay such amount unless it shall be determined ultimately that the officer or director is entitled to be indemnified as authorized by this Article.

SECTION 5. INSURANCE. The corporation shall have power to purchase and maintain insurance on behalf of any officer, director, employee or agent of the Corporation against any liability asserted against or incurred by the officer, director, employee or agent in such capacity or arising out of such person's status as such whether or not the corporation would have the power to indemnify the officer, or director, employee or agent against such liability under the provisions of this Article.

Indemnification under Nevada Law

We are a Nevada corporation and certain provisions of the Nevada Revised Statutes provide for indemnification of our officers and directors against liabilities which they may incur in such capacities. A summary of the circumstances in which indemnification is provided is discussed below, but this description is qualified in its entirety by reference to our Articles of Incorporation, bylaws and to the actual statutory provisions.

Section 78.7502(1) of the Nevada Revised Statutes authorizes a Nevada corporation to indemnify any director, officer, employee, or corporate agent "who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation" due to his or her corporate role. Section 78.7502(1) extends this protection "against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such director, officer, employee or corporate agent in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful."

Section 78.7502(2) of the Nevada Revised Statutes also authorizes indemnification of the reasonable defense or settlement expenses of a corporate director, officer, employee or agent who is sued, or is threatened with a suit, by or in the right of the corporation. The party must have been acting in good faith and with the reasonable belief that his or her actions were in or not opposed to the corporation's best interests. Unless the court rules that the party is reasonably entitled to indemnification, the party seeking indemnification must not have been found liable to the corporation.

To the extent that a corporate director, officer, employee, or agent is successful on the merits or otherwise in defending any action or proceeding referred to in Section 78.7502(1) or 78.7502(2), Section 78.7502(3) of the Nevada Revised Statutes requires that he be indemnified "against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense."

Unless ordered by a court or advanced pursuant to Section 78.751(2), Section 78.751(1) of the Nevada Revised Statutes limits indemnification under Section 78.7502 to situations in which either (1) the stockholders, (2) the majority of a disinterested quorum of directors, or (3) independent legal counsel determine that indemnification is proper under the circumstances.

Section 78.751(2) authorizes a corporation's articles of incorporation, bylaws or agreement to provide that directors' and officers' expenses incurred in defending a civil or criminal action must be paid by the corporation as incurred, rather than upon final disposition of the action, upon receipt by the director or officer to repay the amount if a court ultimately determines that he is not entitled of an undertaking to indemnification.

Section 78.751(3)(a) provides, subject to certain exceptions, that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under the articles of association, any bylaw, agreement, stockholder vote or vote of disinterested directors. Section 78.751(3)(b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors, and administrators.

Regardless of whether a director, officer, employee or agent has the right to indemnity, Section 78.752 allows the corporation to purchase and maintain insurance on his behalf against liability resulting from his or her corporate role.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC Registration Fee	$ 300
EDGAR Conversion Fees	$ 500
Blue Sky Qualification Fees and Expenses	$ 2,000
Accounting Fees and Expenses	$ 1,000
Legal Fees and Expenses	$ 1,000
Printing Fees	$ 1,000
Miscellaneous	$ 1,000
Total	$ 6,800

RECENT SALES OF UNREGISTERED SECURITIES

On December 27, 2005, the Company received $15,000 from its founders for 4,000,000 shares of its common stock. On December 27, 2005, the Company received $700 for 700,000 shares of its common stock. At the time of the issuance, the founders had fair access to and were in possession of all available material information about our company, as the sole officers and directors of KAT. The shares bear a restrictive transfer legend in accordance with Rule 144 under the Securities Act. On the basis of these facts, we claim that the issuance of stock to our founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

On August 13, 2006, the Company completed an unregistered private offering under the Securities Act of 1933, as amended, relying upon the exemption from registration afforded by Rule 504 of Regulation D promulgated there under.  The Company sold 1,049,000 shares of its $0.001 par value common stock at a price of $0.05 per share for $51,450 in cash.The shares bear a restrictive transfer legend. This transaction (a) involved no general solicitation, (b) involved less than thirty-five non-accredited purchasers, and (c) relied on a detailed disclosure document to communicate to the investors all material facts about KAT Racing, including an audited balance sheet and reviewed statements of income, changes in stockholders' equity and cash flows. Each purchaser was given the opportunity to ask questions of us. Thus, we believe that the offering was exempt from registration under Regulation D, Rule 505 of the Securities Act of 1933, as amended.

EXHIBITS

Exhibit Number	Name and/or Identification of Exhibit
3.	Articles of Incorporation & By-Laws
a) Articles of Incorporation filed on December 5, 2005 *
b) Bylaws adopted on September 27, 2004 *
5.	Opinion on Legality
Attorney Opinion Letter
23.	Consent of Experts and Counsel
a) Consent of Counsel
b) Consent of Independent Auditor
99	Additional Exhibits(a) Escrow Agreement(b) Subscription Agreement

UNDERTAKINGS

The registrant hereby undertakes: (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act"); (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) Include any additional or changed material information on the plan of distribution. (2) For determining liability under the Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering. (3) To file a post-effective amendment to remove from registration any of the securities which remain unsold at the end of the offering. (4) For determining liability under the Act, to any purchaser in the initial distribution of securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter); (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser. (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a Director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue. (6) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as a part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

Provided, however,

that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

ADDITIONAL INFORMATION

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus is intended to offer no securities other than the common stock. This prospectus may be used only where it is legal to offer and sell these securities. The information in this prospectus may be accurate on the date of this document only. We have filed with the SEC a registration statement relating to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement. For further information about us or our securities please read the registration statement. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete, each such statement is qualified by reference to such contract or document.

We will file annual reports with financial statements, proxy statements and other information with the SEC. You may read and copy any document we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information concerning the Public Reference Room. Our filings will be available to the public from the SEC's website at www.sec.gov. We will distribute to our stockholders annual reports containing audited financial statements.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on April 25, 2008.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date
/s/ Kenny Thatcher Kenny Thatcher	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer) (Principal Financial and Accounting Officer)	April 25, 2008

/s/ Julie Bauman Julie Bauman	Treasurer	April 25, 2008